Exhibit 10.9

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into as of this 26th day of June, 2007, by and between Mirowski Family Ventures, L.L.C., a limited liability corporation organized and existing under the laws of the State of Maryland (“MFV”), on the one hand and St. Jude Medical, Inc., a corporation organized and existing under the laws of the State of Minnesota, St. Jude Medical S.C., Inc., a corporation organized and existing under the laws of the State of Minnesota, and Pacesetter, Inc., a corporation organized and existing under the laws of the State of Delaware, on the other hand (hereafter collectively referred to as “St. Jude”). MFV and St. Jude shall collectively be referred to as the “Parties” in this Agreement.

RECITALS

WHEREAS, there currently are pending between MFV and St. Jude the following litigation matters:

1.

Cardiac Pacemakers v. St. Jude Medical, Docket No. 2007-1296 (Fed. Cir.) on appeal from Cardiac Pacemakers, Inc. et al. v. St. Jude Medical, Inc. et al., Civil Action No. 1-96-cv-1718 DFH/TAB, (S.D. Ind.) (the “Indiana Case”); and

2.

Guidant Corp. et al. v. St. Jude Medical, Inc. et al., Civil Action No. 04-0067-SLR (D. Del.) (the “Delaware Case”) (collectively, the “Indiana case and the Delaware case are hereafter referred to as the Litigation”);

WHEREAS, the Guidant Parties (as defined in Section 1.01, below) and St. Jude previously entered into a Settlement Agreement on July 29, 2006, that limited the scope of the issues to be tried in the Litigation;

**  The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

AND WHEREAS, although St. Jude has denied liability and disputes the allegations of infringement and validity of the patent at issue in the Delaware Case, nevertheless MFV and St. Jude now wish to settle the Delaware Case upon the terms and conditions set forth in this Agreement (and the Exhibits hereto) while continuing to litigate the issues remaining in the Indiana Case;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants hereinafter set forth, and of the good and valuable consideration flowing from each party to the other, the Parties hereto, intending to be legally bound hereby, covenant and agree as follows:

ARTICLE I

Definitions

Section 1.01.    Guidant Parties. “Guidant Parties” as used herein shall mean Guidant Corporation, Cardiac Pacemakers, Inc., and Guidant Sales Corporation, all of whom are plaintiffs along with MFV in the Litigation.

Section 1.02.    Affiliates. “Affiliates” as used herein shall mean any person or entity that controls or is controlled by or is under common control with a party on the Effective Date or at any time thereafter. For purposes of this Section 1.01, ownership, directly or indirectly, of more than fifty percent (50%) of the capital stock or other comparable ownership interest of the corporation or entity carrying the right to vote for or appoint directors or their equivalent (if not a corporation) shall constitute control thereof. “Affiliate” of a third party means a person or entity that controls, is controlled by, or under common control, with such third party. Without in any way limiting the foregoing, “Affiliates” of St. Jude Medical, Inc. include Pacesetter, Inc., St. Jude Medical AB, and St. Jude Medical S.C., Inc.

Section 1.03. 2006 Settlement Agreement. “2006 Settlement Agreement” as used herein shall mean the settlement agreement entered into by and between Boston Scientific Corporation, Guidant Corporation, Cardiac Pacemakers, Inc., Guidant Sales Corporation, and Advance Bionics, on the one hand, and St. Jude Medical, Inc., Pacesetter, Inc., and Advanced Neuromodulation Systems, Inc., on the other hand, dated July 29, 2006, an executed copy of which (excluding all exhibits other than exhibit A, thereto) is attached hereto as Exhibit A.

Section 1.04. 2004 Exclusive License Agreement. “2004 Exclusive License Agreement” as used herein shall mean the Amended and Restated Exclusive License Agreement entered into by and between Mirowski Family Ventures, L.L.C. and Guidant Corporation, dated January 28, 2004, an executed copy of which is attached hereto as Exhibit B.

Section 1.05. Current Products. “Current Products” as used herein shall mean any device or method, including parts, components, or accessories for such device or method, which has received CE mark in Europe, 510(k) clearance or PMA approval in the U.S., and/or regulatory approval in Japan, at any time prior to, or on, the Effective Date of the Agreement.

Section 1.06. CRM License Agreement. “CRM License Agreement” as used herein shall mean the cross-license agreement entered into by and between Boston Scientific Corporation and St. Jude Medical, Inc., dated July 29, 2006, an executed copy of which is attached as Exhibit A to the 2006 Settlement Agreement.

Section 1.07. ‘288 Patent. “‘288 Patent” as used herein shall mean U.S. Patent No. 4,407,288, entitled “Implantable Heart Stimulator and Stimulation Method,” which issued on October 4, 1983.

Section 1.08. MFV Patent Rights. “MFV Patent Rights” shall mean the “Patent Rights” as that term is defined in Section 1 of the 2004 Exclusive License Agreement, including all “Improvements” thereof as that term is defined in Section 2 of the 2004 Exclusive License Agreement, and all divisions, continuations, reissues, reexaminations, extensions, and foreign counterparts of the foregoing, whether presently filed or filed in the future, and all patents resulting therefrom to the extent not excluded in the remainder of this section. Pursuant to Section 6.03, below, MFV also represents and warrants that Exhibit C hereto is a true, accurate and complete listing of all U.S. and foreign issued patents and pending applications for patents that constitute the “MFV Patent Rights” as of the Effective Date of this Agreement to the extent not excluded in the remainder of this section. Notwithstanding the foregoing, for purposes of this Agreement “MFV Patent Rights” shall specifically exclude:

(1)	the ‘288 patent; and

(2)

the United States Patent Applications reflected on Exhibit B to the 2004 Exclusive License Agreement and all divisions, continuations, reissues, reexaminations, extensions and foreign counterparts of the foregoing, whether presently filed or filed in the future, and all patents resulting therefrom (the patent and patent applications excluded by this subsection (2) shall hereafter collectively be known as the “Exhibit B Patent Rights”).

The Exhibit B Patent Rights are as set forth in Exhibit H, hereto.

Section 1.09. Effective Date. “Effective Date” as used herein shall mean June 26, 2007.

ARTICLE II

License Grant; Lump Sum Payment

Section 2.01.    Pursuant to the authority granted to MFV by the agreement of the Guidant Parties as reflected in Section 2.03 of the 2006 Settlement Agreement and as reflected in the Consent to License and Mutual Release attached hereto as Exhibit D, MFV hereby grants to St. Jude and its Affiliates a non-exclusive, irrevocable, perpetual, fully paid-up worldwide license, without the right to sublicense, under all of the MFV Patent Rights to make, have made, use, sell, have sold, offer to sell, distribute, have distributed, import, and otherwise dispose of any and all devices or other products, in the United States and throughout the world.

Section 2.02.    As consideration for the settlement of the Delaware Case, the license granted by Section 2.01, and the other covenants and agreements of MFV as set forth herein, St. Jude agrees to make a one time payment to MFV in the amount of thirty-five million dollars ($35,000,000). This one time, lump sum payment shall be made by St. Jude via wire transfer on or before June 29, 2007, to the following account:

**

The Parties agree that each Party shall be responsible for its own payment of any and all federal, state, or foreign tax payments that may be required of that Party in connection with lump-sum payment of this Section 2.02.

Section 2.03.    MFV further covenants and agrees that it will take no action, either directly or indirectly, that interferes with St. Jude’s ability to exercise the sublicense option granted to St. Jude by Section 2.06 of the CRM License Agreement.

ARTICLE III

Dismissal of Delaware Case and Conduct of Indiana Case

Section 3.01.  Dismissal with Prejudice. Following the execution of this Agreement and subject to the payment required by Section 2.02, the Parties shall execute and promptly file with the United States District Court for the District of Delaware a stipulation for dismissal with prejudice of the Delaware Case substantially in the form of Exhibit E, hereto. In addition, solely for purposes of the settlement and compromise of disputed claims in the Delaware Case, the Parties shall execute and promptly file with the Court a stipulation substantially in the form of Exhibit F hereto, in which St. Jude acknowledges and agrees that one or more of the accused products infringes at least one claim of U.S. Reissue Patent No. RE 38,119, and further acknowledges and agrees that the asserted claims of the patent are not invalid or unenforceable. The latter stipulation in the form of Exhibit F shall be filed under seal, and MFV covenants and agrees to maintain the confidentiality of the stipulation, if possible, except that the copies of the stipulation may be disclosed to Guidant, Medtronic, or other third parties (so long as such parties are informed of the confidential nature of the stipulation) solely for purposes of enforcing United States Reissue Patent No. RE 38,119, or any division, continuation, reissue or reexamination thereof, against Guidant, Medtronic or other third parties.

Section 3.02.    Conduct of the Indiana Case. The Parties further agree that nothing in this Agreement shall in any way affect the conduct of the Indiana Case, which the Parties intend to continue to litigate. MFV and St. Jude further covenant and agree that neither will seek to offer into evidence, cite as authority, or otherwise use or construe either the stipulations and agreements referred to in Section 3.01 or this Agreement itself in the Indiana case or in any other case, litigation, or other proceeding against St. Jude except as necessary to enforce the terms of this Agreement.

ARTICLE IV

Releases

Section 4.01   Subject to the payment required by Section 2.03, the Parties covenant and agree that all claims and counterclaims in the Delaware Case shall be dismissed with prejudice, and each party, for itself and its successors and assigns, hereby releases, acquits, and forever discharges the other party and its Affiliates, successors, and assigns, and all their respective officers, directors, employees, agents, representatives, distributors, resellers, customers, and end users from all such claims and counterclaims.

Section 4.02.  MFV, for itself and its beneficiaries, shareholders, agents, employees, directors, officers, predecessors, successors, and assignees, hereby releases and forever discharges St. Jude and its Affiliates, and all present or former agents, employees, directors, officers, predecessors, successors, and assignees of St. Jude and its Affiliates, from any and all claims, debts, defenses, liabilities, costs, attorneys’ fees, actions, suits at law or equity, demands, contracts, expenses, damages, whether general, special, punitive, exemplary, contractual, or extra contractual, and causes of action of any kind and nature with respect to the MFV Patent Rights which MFV may have as of the Effective Date, whether known or unknown, against St. Jude and/or its Affiliates, and/or all present or former agents, employees, directors, officers, predecessors, successors, and assignees of St. Jude and its Affiliates.

Section 4.03.  St. Jude, for itself and its shareholders, agents, employees, directors, officers, predecessors, successors, and assignees, hereby releases and forever discharges MFV, and all present or former agents, employees, directors, officers, predecessors, successors, and assignees of MFV, from any and all claims, debts, defenses, liabilities, costs, attorneys’ fees, actions, suits at law or equity, demands, contracts, expenses, damages, whether general, special, punitive, exemplary, contractual, or extra contractual, and causes of action of any kind and nature with respect to the MFV Patent Rights which St. Jude may have as of the Effective Date, whether known or unknown, against MFV and/or all present or former agents, employees, directors, officers, predecessors, successors, and assignees of MFV.

ARTICLE V

MFV Covenant Not to Sue

Section 5.01.  MFV hereby covenants not to sue St. Jude and/or its Affiliates, their respective successors, assigns, affiliated entities, directors, officers, shareholders, and legal representatives, distributors, resellers, customers, and end users upon any claim, demand, or right of action related to any alleged infringement of the MFV Patent Rights. MFV further covenants not to sue St. Jude and/or its Affiliates, their respective successors, assigns, affiliated entities, directors, officers, shareholders, and legal representatives, distributors, resellers, customers, and end users upon any claim, demand, or right of action related to any alleged infringement of the Exhibit B Patent Rights arising from the manufacture, use, sale, offer for sale, distribution or import by or on behalf of St. Jude of any Current Products.

ARTICLE VI

Representations and Warranties

Section 6.01.  Each of the Parties represents and warrants that it has the power and authority to execute, deliver, enter into and perform this Agreement and that it is legally permitted to grant the rights granted and to make all covenants and perform all obligations required by this Agreement, including all of the exhibits hereto.

Section 6.02.  Each of the Parties represents and warrants that, with the exception of any consents required from the Guidant Parties, to the extent that any third-party consents are required for the performance of any of its obligations under this Agreement, it has obtained all such required consents.

Section 6.03.  MFV represents that, with the exception of the rights granted to the Guidant Parties and its sub-licensees under the 2004 Exclusive License Agreement, MFV is the sole and exclusive owner of all right, title and interest in and to the MFV Patent Rights, and it has not assigned, in whole or in part, to any other person or entity any claims against St. Jude or any of its Affiliates, distributors, resellers, customers, and end users that are the subject of the releases granted in Section 4.01 and Section 4.02. MFV also represents and warrants that Exhibit C hereto is a true, accurate and complete listing of all U.S. and foreign issued patents and pending applications for patents that constitute the MFV Patent Rights as of the Effective Date of this Agreement.

ARTICLE VII

Confidentiality/Publicity Concerning Agreement

Section 7.01.  No party or any Affiliate of a party shall originate any publicity, news release, or other such general public announcement or make any other disclosure to any third party regarding the terms of this Agreement without the express written consent of the other party (without limitation, the foregoing provision is not intended to limit communications deemed reasonably necessary or appropriate by a party or its Affiliate to its employees, shareholders, directors, officers, accountants, auditors and legal counsel). Notwithstanding the foregoing provision, the Parties and their respective Affiliates shall not be prohibited from making any disclosure or release that is required by law, court order, or applicable regulation, or is considered necessary by counsel to fulfill an obligation under securities laws or the rules of the New York Stock Exchange or other applicable stock exchange or to protect any intellectual property right in any territory so long as the disclosing party provides notice to the other party at least five(5) business days prior to such disclosure. However, the Parties agree that, with regard to any required disclosure to the Securities and Exchange Commission regarding this Agreement or the fact that it has been executed that is made on or around the Effective Date, prior notice to the other party shall not be required.

ARTICLE VIII

Notices

Section 8.01.  Any notice or other communication to be made pursuant to this Agreement shall be sent to the other party at its address listed below or at such other address such party may hereinafter designate to the other party in writing:

If to MFV:	Mirowski Family Ventures, L.L.C.

Attn: Ginat Wintermeyer Mirowski, DMD, M.D.

President

10440 High Grove Drive

Carmel, Indiana 46032

with a copy to

Sidney J. Silver, Esq.

Silver Freedman & Taff, LLP.

3299 K Street, N.W., Suite 100

Washington, DC 20007-4444

Facsimile Nos.: 202-337-5502 or 202-295-4512

If to St. Jude:

President and CEO

St. Jude Medical, Inc.

One Lillehei Plaza

St. Paul, MN 55117
Facsimile No.: (651) 481-7690

with a copy to: General Counsel

Notice shall be deemed to have been given: (i) at the expiration of two (2) business days from the date of delivery by facsimile transmission, provided a copy is deposited postage prepaid for delivery with the postal service or given for delivery to an express courier service on the same date as the sending of the facsimile, or (ii) ten (10) business days from the date the communication is deposited postage prepaid with the postal service or given to an express courier service, unless actual receipt of the notice at an earlier date is established. Without limitation of the foregoing, a written receipt signed by the addressee or its duly appointed representative situated at the addresses set forth hereinabove shall constitute sufficient evidence of service. Either party may change its address and facsimile information by written notice given in accordance with the provisions of this Section 8.01.

ARTICLE IX

Alternative Dispute Resolution

Section 9.01.  (a) Any dispute that arises out of or relates to this Agreement, including an alleged breach of this Agreement, which is not resolved by negotiation as provided in subsection (b) of this Section 9.01 shall be resolved by binding Alternative Dispute Resolution (“ADR”) in the manner described in Exhibit G.

(b) The Parties recognize that a bona fide dispute may arise from time to time as to certain matters that relate to this Agreement. In all such instances, any party may, by written notice to the other party, have such dispute referred to their respective employees designated below or their successors, for attempted resolution by good faith negotiations within sixty (60) days after such notice is received. Such designated employees are as follows:

For MFV:	Mirowski Family Ventures, L.L.C.

Attn: Ginat Wintermeyer Mirowski, DMD, M.D.

President

10440 High Grove Drive

Carmel, Indiana 46032

with a copy to

Sidney J. Silver, Esq.

Silver Freedman & Taff, LLP.

3299 K Street, N.W., Suite 100

Washington, DC 20007-4444

Facsimile Nos.: 202-337-5502 or 202-295-4512

For St. Jude:

General Counsel

St. Jude Medical, Inc.

One Lillehei Plaza

St. Paul, MN 55117
Facsimile No.: (651) 481-7690

Any settlement reached by the Parties under this Section 9.01 shall not be binding until reduced to writing and signed by authorized officers of the parties involved in the dispute. If the designated employees are unable to resolve such dispute within such sixty-day period, any party may invoke the ADR provisions of this Section 9.01.

ARTICLE X

General Provisions

Section 10.01.  Modification. This Agreement may not be modified, changed, or terminated orally. No change, modification, addition, or amendment shall be valid unless given in a writing expressly indicating an intent to modify the Agreement and duly executed by the Parties.

Section 10.02.  Entire Agreement. This Agreement, along with all of the other agreements and stipulations that are to be executed by the Parties as contemplated herein, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes any and all negotiations, correspondence, understandings and agreements, whether written or oral, between the Parties respecting the subject matter hereof.

Section 10.03.  Governing Law. Recognizing that the laws within the United States and international jurisdictions vary in their content and effect with respect to similar subject matter, and that the Parties desire uniformity and predictability in interpretation and enforcement of this Agreement, the Parties have agreed to the following provisions regarding applicable law to govern this Agreement: All matters affecting the interpretation, form, validity, and performance of this Agreement shall be decided under the laws of the State of Delaware (without regard to principles of conflicts of laws), including its procedural laws; provided, however, that (a) nothing in Delaware state procedural law shall be deemed to alter or affect the applicability of the Federal Arbitration Act as governing arbitration of disputes as provided in this Agreement, and (b) no Delaware state arbitration laws or arbitration rules shall be applicable.

Section 10.04.  Force Majeure. No party (including any of its Affiliates) shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in any party’s performance hereunder if such default or delay is caused by events beyond such party’s reasonable control including, but not limited to, acts of God, action of any government or agency thereof, war or insurrection, civil commotion, destruction of facilities or materials by earthquake, fire, flood or storm, labor disturbances, epidemic, or failure of public utilities or common carriers. The party (or Affiliates) so affected shall give prompt notice to the other Parties of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible. All Parties (or Affiliates) agree to endeavor to resume their performance hereunder if such performance is delayed or interrupted by reason of force majeure.

Section 10.05.  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original.

Section 10.06.  Captions. The captions in this Agreement are intended solely as a matter of convenience and are for reference only, and shall be given no effect in the construction or interpretation of this Agreement.

Section 10.07.  Severability of Provisions. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding.

Section 10.08.  No Agency. At no time shall any party or its Affiliate hold itself out to be the agent, employee, lessee, sublessee, partner, or joint venture partner of the other party or its Affiliates. No party or its Affiliates shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or its Affiliates or to bind the other party or its Affiliates with regard to any other contract, agreement, or undertaking with a third party.

Section 10.09.  Further Assurances. At such time and from time to time on and after the Effective Date upon request by a party, the other party will execute and deliver or will cause to be executed and delivered, all such further acts, acknowledgments, and assurances that may be reasonably required for carrying out the purposes of this Agreement.

Section 10.10.  Construction Against Waiver. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision, or condition of this Agreement; nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision.

Section 10.11.  Protective Orders. The court-entered confidentiality agreements and protective orders shall remain in full force and effect after dismissal of the Delaware Case, and the Parties shall remain bound by their terms.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and duly attested by their corporate officers authorized for this purpose.

MIROWSKI FAMILY VENTURES, L.L.C.

By:

/s/ Ginat W. Mirowski
President

ATTEST:

By:   [Illegible signature]

ST. JUDE MEDICAL, INC., PACESETTER, INC.,

AND ST. JUDE MEDICAL S.C., INC.

By:

/s/ Pamela S. Krop
Vice President, General Counsel and Secretary

ATTEST:

By:

EXHIBIT A

2006 Settlement Agreement

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is entered into as of this 29th day of July, 2006, by and between Boston Scientific Corporation, a corporation organized and existing under the laws of the State of Delaware (“BSC”), Guidant Corporation, a corporation organized and existing under the laws of the State of Indiana (“Guidant”), Cardiac Pacemakers, Inc., a corporation organized and existing under the laws of the State of Minnesota (“CPI”), Guidant Sales Corporation, a corporation organized and existing under the laws of the State of Indiana (“GSC”), and Advanced Bionics Corporation, a corporation organized and existing under the laws of the State of Delaware (“ABC”), on the one hand (hereinafter collectively referred to as the “BSC Parties”), and St. Jude Medical, Inc., a corporation organized and existing under the laws of the State of Minnesota (“St. Jude”), St. Jude Medical S.C., Inc., a corporation organized and existing under the laws of the State of Minnesota (“SJMSC”), Pacesetter, Inc., a corporation organized and existing under the laws of the State of Delaware (“Pacesetter”), and Advanced Neuromodulation Systems, Inc., a corporation organized and existing under the laws of the State of Texas (“ANS”), on the other hand (hereinafter collectively referred to as the “St. Jude Parties”). The BSC Parties and the St. Jude Parties shall collectively be referred to as the “Parties” in this Agreement.

RECITALS

WHEREAS, there currently are pending between the BSC Parties and the St. Jude Parties the following cases:

1.	Cardiac Pacemakers, Inc.et al. v. St. Jude Medical, Inc. et al., Civil Action No. 1-96-cv-1718 DFH/TAB, (S.D. Ind.) (the “Indiana case”);

2.	Pacesetter, Inc. et al. v. Cardiac Pacemakers, Inc.et al., Case No. 02-1337 DWF/SRN, (D. Minn.) (the “Minnesota Pacesetter case”);

3.	Cardiac Pacemakers, Inc. et al. v. St. Jude Medical, Inc. et al., Civil Action No. 04-1016 JMR/FLN (D. Minn.) (the “Minnesota CPI case”);

4.	Guidant Corp. et al. v. St. Jude Medical, Inc. et al., Civil Action No. 04-0067-SLR (D. Del.) (the “Delaware case”);

5.	Pacesetter, Inc. et al. v. Intermedics, Inc. et al., Case No. CV 06-3166 GHK(FFMx) (C.D. Cal.) (the “California case”);

6.

Advanced Neuromodulation Systems, Inc. v. Advanced Bionics Corp., Civil Action No. 4:04cv131 (E.D. Tex); Advanced Bionics Corp. v. Advanced Neuromodulation Systems, Inc., Civil Action No. 4:04cv131 (E.D. Tex.); and the Advanced Neuromodulation Systems, Inc. v. Advanced Bionics Corp arbitration, Institute for Conflict Prevention and Resolution Case No. G-06-08A (the “ANS/ABC cases”);

all of which are collectively referred to herein as the “Litigation”;

WHEREAS, the BSC Parties and the St. Jude Parties entered into discussions in an effort to resolve the Litigation;

WHEREAS, in connection with the discussions with the BSC Parties (and with their permission), the St. Jude Parties entered into discussions with representatives of MFV (as defined below) in an effort to resolve the Indiana case and the Delaware case, but the St. Jude Parties’ efforts at negotiating a resolution of those cases with the representatives of MFV were unsuccessful;

WHEREAS, the Parties now wish to settle certain cases of the Litigation and to limit the issues remaining in the rest of the Litigation, upon the terms and conditions set forth in this Agreement (and the Exhibits hereto);

NOW, THEREFORE, in consideration of the promises and of the mutual covenants hereinafter set forth, and of the good and valuable consideration flowing from each party to the other, the Parties hereto, intending to be legally bound hereby, covenant and agree as follows:

ARTICLE I

Definitions

Section 1.01. Affiliates. “Affiliates” as used herein shall have the meaning set forth in the CRM License Agreement.

Section 1.02. CRM License Agreement. “CRM License Agreement” as used herein shall mean the license agreement relating to cardiac rhythm management products by and between Boston Scientific Corporation and St. Jude Medical, Inc., dated July 29, 2006, an executed copy of which is attached hereto as Exhibit A.

Section 1.03. SCS License Agreement. “SCS License Agreement” as used herein shall mean the license agreement relating to spinal cord stimulation products by and between Boston Scientific Corporation and St. Jude Medical, Inc., dated July 29, 2006, an executed copy of which is attached hereto as Exhibit B.

Section 1.04. Medtronic Action. The “Medtronic Action” as used herein shall mean the litigation captioned Medtronic, Inc. v. Guidant Corporation, et al., case number 05-1515, currently pending in the U.S. Court of Appeals for the Federal Circuit, and any continuation of that action at the district court or appellate court levels following the issuance of a mandate by the Federal Circuit.

Section 1.05. MFV.   ”MFV” as used herein shall mean Mirowski Family Ventures, LLC, a limited liability company organized under the laws of the State of Maryland. MFV is also a plaintiff adverse to the St. Jude Parties in the Indiana case and the Delaware case.

Section 1.06. SCS Field. “SCS Field” as used herein shall have the meaning set forth in the SCS License Agreement.

Section 1.07. Derivative Product. “Derivative Product” as used herein shall mean any product subsequently approved by applicable regulatory authorities for use in spinal cord stimulation to manage chronic pain of the trunk and limbs that is of substantially equivalent design and functionality as a product that is commercially marketed and sold as of the Effective Date. In the interest of clarity, a future product shall be considered a “Derivative Product” unless it is covered by a patent (other than the Licensed Patents) that does not cover a product commercially marketed and sold as of the Effective Date. Whether a future product is a “Derivative Product” shall be determined on a patent-by-patent basis; a future product that is not a “Derivative Product” with respect to one patent shall not be exposed to claims of infringement based on any other patent for which the product is a “Derivative Product.”

Section 1.08. Effective Date. “Effective Date” as used herein shall mean July 29, 2006.

ARTICLE II

Dismissal of Certain Cases and Narrowing of Issues In Remaining Cases

Section 2.01.   Contemporaneously with the execution of this Agreement, the Parties shall execute and promptly file with the appropriate courts the following documents:

a.	A stipulation for dismissal with prejudice of the Minnesota Pacesetter case in the form of Exhibit C;

b.	A stipulation for dismissal with prejudice of the Minnesota CPI case in the form of Exhibit D;

c.	A stipulation for dismissal with prejudice of the California case in the form of Exhibit E;

d.	A stipulation for dismissal with prejudice of the ANS/ABC cases in the form of Exhibits F and G;

The foregoing cases constitute the “Dismissed Litigation.” Those cases not so dismissed pursuant to this Section 2.01 constitute the “Remaining Litigation.”

Section 2.02.   The Parties further agree that the issues remaining to be litigated in the Remaining Litigation shall be circumscribed and continue only within the following parameters:

a.	The Indiana case.

i.

In consideration for the St. Jude Parties’ covenants and agreements in Sections 2.02, 2.03 and 2.04 of this Agreement, the BSC Parties covenant and agree that plaintiffs in the Indiana case shall withdraw and/or not further pursue any damages claim for lost profits, price erosion, an “up front” royalty payment, prejudgment interest, or attorneys’ fees against the St. Jude Parties. In addition, the BSC Parties covenant and agree that plaintiffs in the Indiana case shall only pursue a damages claim based on pulse generators and leads which plaintiffs contend infringe the patent claim asserted in the Indiana case, and will withdraw and/or not pursue any damages claim based on other products, whether through a “convoyed sales” theory or otherwise. Notwithstanding such covenant and agreement, it is understood that the defendants in the Indiana case shall continue to be free to argue that damages are not warranted due to non-infringement, invalidity and/or other defenses, except as set forth in Section 2.02(a)(ii), below. The BSC Parties further covenant and agree that plaintiffs in the Indiana case shall limit any claim for damages to a reasonable royalty theory, with a royalty that shall not exceed three percent (3%) of the net sales revenue from any sales found to infringe the patent in suit, and that plaintiffs shall not be entitled to receive any payment in connection with the Indiana case, by way of judgment or otherwise, that exceeds three percent (3%) of the net sales revenue from any sales found to infringe the patent in suit.

ii.

In consideration for the BSC Parties’ covenants and agreements in Sections 2.02, 2.03 and 2.04 of this Agreement, the St. Jude Parties covenant and agree that they will withdraw and/or not further pursue their fraud claim and any claim for attorneys’ fees. In addition, the St. Jude Parties covenant and agree not to seek to introduce any evidence of Guidant product recalls; provided, however, that the BSC Parties covenant and agree to ensure that plaintiffs will not seek to introduce any evidence of St. Jude product recalls. The St. Jude Parties further covenant and agree that (1) defendants in the Indiana case will not seek discovery on or introduce any evidence in pleadings or court relating to Dr. Bourland’s conduct or plaintiffs’ conduct vis a vis Dr. Bourland in connection with the trial of this matter in June 2001 and related information revealed after that trial; and (2) defendants in the Indiana case will not pursue any claim or defense (e.g., unclean hands, inequitable conduct, unenforceability, estoppel, misuse, and/or fraud) based, in-whole or in-part, on Dr. Bourland’s conduct in connection with the trial of this matter in June 2001 or based, in-whole or in-part, on plaintiffs’ conduct vis a vis Dr. Bourland in connection with the trial of this matter in June 2001 and related information revealed after that trial. Defendants will remain free to pursue any defense (including, but not limited to, inequitable conduct, unenforceability and misuse) to the extent that such defense is not based in whole or in part on Dr. Bourland’s conduct in connection with the trial of this matter in June 2001 or based, in-whole or in-part, on plaintiffs’ conduct vis a vis Dr. Bourland in connection with the trial of this matter in June 2001 and related information revealed after that trial; and plaintiffs will remain free to argue that any such defense is not warranted or is not properly before the Indiana court, whether based on law of the case, waiver, failure of proof, judgment as a matter of law, or other ground.

b.	The Delaware case.

i.

In consideration for the St. Jude Parties’ covenants and agreements in Sections 2.02, 2.03 and 2.04 of this Agreement, the BSC Parties covenant and agree that plaintiffs in the Delaware case shall withdraw and/or not further pursue any damages claim for lost profits, price erosion, an “up front” royalty payment, enhanced damages (i.e., treble damages and/or attorneys’ fees), or prejudgment interest, against the St. Jude Parties. In addition, the BSC Parties covenant and agree that plaintiffs in the Delaware case shall only pursue a damages claim based on pulse generators and leads which plaintiffs contend infringe the patent claims asserted in the Delaware case, and will withdraw and/or not pursue any damages claim based on other products, whether through a “convoyed sales” theory or otherwise. Notwithstanding such covenant and agreement, it is understood that the defendants in the Delaware case shall continue to be free to argue that damages are not warranted due to non-infringement, invalidity and/or other defenses, except as set forth in Section 2.02(b)(ii), below. The BSC Parties also covenant and agree that plaintiffs in the Delaware case shall withdraw their request for and/or not further pursue an injunction until all appeals have been exhausted and any judgment of infringement is final and no longer appealable. The BSC Parties further covenant and agree that plaintiffs in the Delaware case shall limit any claim for damages to a reasonable royalty theory, with a royalty that shall not exceed three percent (3%) of the net sales revenue from any sales found to infringe the patent in suit, and that plaintiffs shall not be entitled to receive any payment in connection with the Delaware case, by way of judgment or otherwise, that exceeds three percent (3%) of the net sales revenue from any sales found to infringe the patent in suit.

ii.

In consideration for the BSC Parties’ covenants and agreements in Sections 2.02, 2.03 and 2.04 of this Agreement, the St. Jude Parties covenant and agree that they will withdraw and/or not further pursue their fourth (“no error”), sixth (“intervening rights”), and eighth (“claim splitting”) affirmative defenses, and any claim for attorneys’ fees. In addition, the St. Jude Parties covenant and agree not to seek to introduce any evidence of Guidant product recalls; provided, however, that the BSC Parties covenant and agree to ensure that plaintiffs will not seek to introduce any evidence of St. Jude product recalls.

iii.

Notwithstanding any contrary outcome of the Delaware case, the Parties agree that defendants in the Delaware case shall not be placed in a position that is worse than that of Medtronic as a result of the final resolution of the Medtronic Action. In particular, should Medtronic obtain a final, non-appealable judgment in the Medtronic Action invalidating one or more patent claims which plaintiffs in the Delaware case have asserted against the defendants in the Delaware case, the Parties agree that defendants in the Delaware case shall owe no damages or payments to the plaintiffs on any such patent claim(s). In addition, the Parties agree that, should Medtronic agree to a settlement with BSC and/or MFV of the Medtronic Action on terms more favorable than the terms plaintiffs have sought from the defendants in the Delaware case, then plaintiffs in the Delaware case shall limit their pursuit of any claim for damages in the Delaware case such that any damages claim is no less favorable for the defendants in the Delaware case than the terms of the settlement in the Medtronic Action are favorable for Medtronic, and any damages or payments owed by the defendants in the Delaware case shall be so limited.

Section 2.03.    Further Agreements. The BSC Parties agree that St. Jude and its Affiliates shall be free to seek to negotiate an agreement with MFV resolving the Indiana case and the Delaware case and that the BSC Parties will take no action to interfere with the further efforts of St. Jude and its Affiliates to negotiate with MFV a resolution of such cases. In connection with, and contingent upon, MFV’s settlement of the Indiana case and the Delaware case with St. Jude and its Affiliates, the BSC Parties covenant, consent and agree to: (1) license or sublicense the MFV patent portfolio to the St. Jude and/or its Affiliates (as provided in Section 2.06 of the CRM License Agreement) and/or permit MFV to provide St. Jude and/or its Affiliates with such a license or sublicense directly on the same or different terms as St. Jude and MFV may agree; and (2) dismiss the Indiana case and the Delaware case for no royalty or other consideration payable to BSC (including, by way of example, no payment of any settlement proceeds to BSC and no reimbursement of the costs of litigation BSC or any of its Affiliates may have incurred). The BSC Parties further covenant and agree that any license or sub-license resulting from a settlement between St. Jude and its Affiliates and MFV may be on different terms than those terms under which BSC and/or its Affiliates are currently licensed by MFV, but, in any event, shall not be on terms less favorable to St. Jude and/or its Affiliates than the terms under which BSC and/or its Affiliates are currently licensed by MFV. The BSC Parties also covenant and agree to execute any further documents or make any additional undertakings that may be necessary to effectuate the provisions of this Section 2.03. The St. Jude Parties covenant and agree that St. Jude and/or its Affiliates will be solely responsible for any payments to MFV in connection with any settlement with MFV resolving the Indiana case and the Delaware case.

Section 2.04.    Conduct of the Remaining Litigation. The BSC Parties and the St. Jude Parties further covenant and agree to conduct remaining portions of the Indiana case and the Delaware case as follows:

a.    Scheduling of the Indiana Case. The BSC Parties and the St. Jude Parties covenant and agree that plaintiffs and defendants will cooperate in good faith to negotiate and make such adjustments to the pre-trial and trial schedule in the Indiana case as are mutually acceptable such that no party suffers prejudice in meeting any applicable discovery, pretrial or trial deadlines. In order to effectuate the foregoing, the Parties covenant and agree to develop a jointly proposed pre-trial and trial schedule through good faith negotiations and to jointly request that the Court in the Indiana case vacate the existing pre-trial and trial schedule if they cannot agree on a schedule that maintains the existing trial date.

b.    Scheduling of the Delaware Case. The BSC Parties and the St. Jude Parties covenant and agree that plaintiffs and defendants will cooperate in good faith to negotiate and make such adjustments to the pre-trial and trial schedule in the Delaware case as are mutually acceptable such that no party suffers prejudice in meeting any applicable discovery, pretrial or trial deadlines. In order to effectuate the foregoing, the Parties covenant and agree to develop a jointly proposed pre-trial and trial schedule through good faith negotiations and to jointly request that the Court in the Delaware case vacate the existing pre-trial and trial schedule.

c.    Use of This Agreement in the Remaining Litigation. The BSC Parties and the St. Jude Parties covenant and agree that this Agreement, along with all of the other agreements and stipulations that are to be executed by the Parties as contemplated herein, shall be protected under Federal Rule of Evidence 408 and any other applicable state or federal privileges or immunities from use as evidence with respect to settlements or offers to compromise and that neither plaintiffs nor defendants shall seek to introduce this Agreement or the CRM License Agreement as evidence in either the Indiana case or the Delaware case for any purpose other than as may reasonably be required to enforce and effectuate the provisions of this Agreement.

d.    No Admissions. The BSC Parties and the St. Jude Parties covenant and agree that nothing in this Agreement shall be construed as an admission of liability by any party and that neither plaintiffs nor defendants will seek to use or construe this Agreement in the Indiana case or the Delaware case as an admission of liability by any party.

Section 2.05.   Additional Agreements Regarding the Lauro Arbitration. With respect to the arbitration claims asserted by ANS against Bonaventura (Reno) Lauro (International Institute for Conflict Prevention and Resolution Case No. G-06-07A) (the “Lauro Arbitration”), the BSC Parties additionally covenant and agree to deliver to St. Jude within five (5) business days of the Effective Date, a signed, written release and stipulation from Bonaventura (Reno) Lauro in which Mr. Lauro has agreed to a mutual dismissal with prejudice of the arbitration between ANS and Mr. Lauro that is pending before the International Institute for Conflict Prevention and Resolution, Case No. G-06-07A (the “Lauro Arbitration”) and releasing all related claims between Mr. Lauro and the St. Jude Parties.

ARTICLE III

Cross Licenses

Section 3.01.   As part of the consideration for entering into this Agreement, the Parties shall execute contemporaneously with the execution of this Agreement the CRM License Agreement and the SCS License Agreement. The Parties further covenant and agree to cause each of their Affiliates that holds any ownership interest in the Licensed Patents (as defined in the CRM License Agreement or SCS License Agreement, as appropriate) to execute and deliver to the other party within thirty (30) days after the Effective Date a Consent and Agreement to be Bound by License, substantially in the form of Exhibit I, hereto, with regard to the CRM License Agreement, and the SCS License Agreement. The Parties agree that their sole remedy for any failure by a party to cause an Affiliate to execute and deliver a required Consent and Agreement to be Bound by License pursuant to this Section 3.01 shall be limited to the provisions of Section 7.06 of this Agreement.

ARTICLE IV

Mutual Releases

Section 4.01.    All claims and counterclaims in the Dismissed Litigation shall be dismissed with prejudice, and each party, for itself and its successors and assigns, hereby releases, acquits, and forever discharges the other party and its Affiliates, successors, and assigns, and all their respective officers, directors, employees, agents, and representatives from all such claims and counterclaims. Neither these releases, nor the dismissal of the ANS/ABC Cases, are intended to prejudice or impair the rights created or preserved in the SCS License Agreement, and the Parties specifically agree not to assert otherwise.

Section 4.02.   Each party, for itself and its successors and assigns, and its Affiliates and their respective successors and assigns, hereby expressly waives any right that it may have under the laws or statutes of any jurisdiction that limits the extension of a release to certain types of claims, including, but not limited to, California Civil Code § 1542, which provides that: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

ARTICLE V

Termination of Japanese Distribution Agreement

Section 5.01.   The Parties hereby agree that the Distribution Agreement by and between Advanced Neuromodulation Systems, Inc. and Boston Scientific Corporation dated June 20, 2002, (the “Japanese Distribution Agreement”) and the respective rights and obligations of St. Jude and its Affiliates and BSC and its Affiliates set forth therein are terminated in all respects except for those provisions that by their terms were contemplated to survive any termination of the Japanese Distribution Agreement (the “Surviving Obligations”). Other than for the Surviving Obligations, each of the parties, for itself, its successors and assigns, hereby covenants not to sue, releases and forever discharges the other parties, their respective successors, assigns, affiliated entities, directors, officers, shareholders, and legal representatives, of and from any claims, demands, actions, cause and causes of action, suits, liabilities, obligations, promises, injuries or damages, of any name, nature or description in law or in equity, whether known or unknown, asserted or unasserted, suspected or unsuspected, or fixed or contingent, which the releasing party now has, or ever had, or which it shall or may have in the future, arising out of or in connection with the Japanese Distribution Agreement.

ARTICLE VI

Covenant Not to Sue on Spinal Cord Stimulation Products

Section 6.01.   The St. Jude Parties and their Affiliates hereby covenant not to sue the BSC Parties and/or their Affiliates, their respective successors, assigns, affiliated entities, directors, officers, shareholders, and legal representatives, distributors, resellers, customers, and end users with respect to any alleged infringement of patent or other intellectual property rights owned or held by St. Jude and/or its Affiliates by any products used in spinal cord stimulation to manage chronic pain that are currently commercially marketed and sold as of the Effective Date anywhere in the world, pursuant to FDA, CE mark, or MHLW approval, and all Derivative Products.

Section 6.02.   The BSC Parties and their Affiliates hereby covenant not to sue the St. Jude Parties and/or their Affiliates, their respective successors, assigns, affiliated entities, directors, officers, shareholders, and legal representatives, distributors, resellers, customers, and end users with respect to any alleged infringement of patent or other intellectual property rights owned or held by BSC and/or its Affiliates by any products used in spinal cord stimulation to manage chronic pain that are currently commercially marketed and sold as of the Effective Date anywhere in the world, pursuant to FDA, CE mark, or MHLW approval, and all Derivative Products.

ARTICLE VII

Representations and Warranties

Section 7.01.   Each of the Parties represents and warrants that it has the power and authority to execute, deliver, enter into and perform this Agreement and that it is legally permitted to grant the rights granted and to make all covenants and perform all obligations required by this Agreement, including all of the exhibits hereto.

Section 7.02.   Each of the Parties represents and warrants that to the extent that any third-party consents are required for the performance of any of its obligations under this Agreement, it has obtained all such required consents. Notwithstanding the foregoing, to the extent that a third party consent is required for sublicensing under Section 2.02 of the CRM License Agreement, this Section 7.02 is not intended as a representation and warranty by any party that such consent has been secured.

Section 7.03.   The BSC Parties represent and warrant to the St. Jude Parties that all plaintiffs in the Delaware case and the Indiana case shall conduct those cases in accordance with, and subject to, the covenants and agreements set forth in Sections 2.02 and 2.04, above, which are incumbent on the BSC Parties. The Parties agree that the St. Jude Parties’ sole remedy for any breach of this Section 7.03 by the BSC Parties shall be as set forth in the provisions of Section 7.06, except that any breach of this Section 7.03 by the BSC Parties as a result of a failure to conduct those cases in accordance with, and subject to, the covenants and agreements in Section 2.02 shall also operate to relieve the St. Jude Parties from their obligations under Section 2.02, above, to an extent that is commensurate with the failure of the BSC Parties. Absent agreement of the Parties, the extent of relief that shall be afforded the St. Jude Parties from their obligations under Section 2.02, above, shall be determined by the Court in which the failure of the BSC Parties arose.

Section 7.04.   The St. Jude Parties represent and warrant to the BSC Parties that defendants in the Delaware case and the Indiana case shall conduct those cases in accordance with, and subject to, the covenants and agreements set forth in Section 2.02, above, which are incumbent on the St. Jude Parties. The Parties agree that any breach by the St. Jude Parties of this Section 7.04 shall not result in termination of the Parties’ other rights and obligations as set forth in the other provisions of this Agreement and that the sole remedy for breach of this Section 7.04 by the St. Jude Parties as a result of a failure to conduct those cases in accordance with, and subject to, the covenants and agreements in Section 2.02 shall be to relieve the BSC Parties from their obligations under Section 2.02, above, to an extent that is commensurate with the failure of the St. Jude Parties. Absent agreement of the Parties, the extent of relief that shall be afforded to the BSC Parties from their obligations under Section 2.02, above, shall be determined by the Court in which the failure of the St. Jude Parties arose.

Section 7.05.   The BSC Parties represent and warrant that, with regard to the Indiana case and the Delaware case and subject to the terms of Section 2.02, above, BSC and/or its Affiliates shall fully perform all obligations required of BSC and/or its Affiliates and enforce all rights to which BSC and/or its Affiliates are entitled under its current agreements with MFV, except that BSC and its Affiliates waive any right to any settlement proceeds and/or reimbursement of the costs of litigation pursuant to Section 2.03, above, in the event of an agreement between St. Jude and its Affiliates and MFV resolving the Indiana case and the Delaware case. The BSC Parties further represent and warrant that until final, non-appealable judgments are entered in both the Indiana case and the Delaware case, or both of those cases are otherwise fully resolved and dismissed, neither BSC nor any of its Affiliates will modify, alter or waive any of their obligations or rights under any current agreement with MFV without first providing notice to and receiving written consent from the St. Jude Parties, which consent shall not be unreasonably withheld.

Section 7.06.   Each party shall defend, indemnify, and hold harmless the other party and its Affiliates, and all officers, directors, employees, attorneys, agents, successors, and assigns of the other party and its Affiliates (collectively, the “Indemnified Parties”), against any and all legal expenses, costs, settlements, judgments, claims, controversies, demands, rights, disputes, grievances, causes of action, damages, enhanced damages, injunctions, attorneys’ fees or prejudgment interest imposed on or incurred by any of the Indemnified Parties by reason of any failure, inaccuracy, or breach of any of the representations and warranties of such party pursuant to this Article VII or failure to obtain the consent of an Affiliate pursuant to Section 3.01, above.

ARTICLE VIII

Confidentiality/Publicity Concerning Agreement

Section 8.01.   It is intended that, to the extent possible, the terms of this Agreement remain confidential. No party or any Affiliate of a party shall originate any publicity, news release, or other such general public announcement or make any other disclosure to any third party regarding the terms of this Agreement without the express written consent of the other party (without limitation, the foregoing provision is not intended to limit communications deemed reasonably necessary or appropriate by a party or its Affiliate to its employees, shareholders, directors, officers, accountants, auditors and legal counsel). Notwithstanding the foregoing provision, the Parties and their respective Affiliates shall not be prohibited from making any disclosure or release that is required by law, court order, or applicable regulation, or is considered necessary by counsel to fulfill an obligation under securities laws or the rules of the New York Stock Exchange or other applicable stock exchange or to protect any intellectual property right in any territory so long as the disclosing party provides notice to the other party at least five(5) business days prior to such disclosure. However, the Parties agree that, with regard to any required disclosure to the Securities and Exchange Commission regarding this Agreement or the fact that it has been executed that is made on or around the Effective Date, prior notice to the other party shall not be required.

ARTICLE IX

Notices

Section 9.01.   Any notice or other communication to be made pursuant to this Agreement shall be sent to the other party at its address listed below or at such other address such party may hereinafter designate to the other party in writing:

If to the BSC Parties:

President and CEO

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

Facsimile No.: (508) 650-8956

with a copy to: General Counsel

If to the St. Jude Parties:

President and CEO

St. Jude Medical, Inc.

One Lillehei Plaza

St. Paul, MN 55117

Facsimile No.: (651) 481-7690

with a copy to: General Counsel

Notice shall be deemed to have been given: (i) at the expiration of two (2) business days from the date of delivery by facsimile transmission, provided a copy is deposited postage prepaid for delivery with the postal service or given for delivery to an express courier service on the same date as the sending of the facsimile, or (ii) ten (10) business days from the date the communication is deposited postage prepaid with the postal service or given to an express courier service, unless actual receipt of the notice at an earlier date is established. Without limitation of the foregoing, a written receipt signed by the addressee or its duly appointed representative situated at the addresses set forth hereinabove shall constitute sufficient evidence of service. Either party may change its address and facsimile information by written notice given in accordance with the provisions of this Section 9.01.

ARTICLE X

Alternative Dispute Resolution

Section 10.01. (a)   Except as to any dispute concerning Sections 2.02 and 2.04, any dispute that arises out of or relates to this Agreement, including an alleged breach of this Agreement but excluding any dispute under Section 8.01(a) of the CRM License Agreement or Section 8.01(a) of the SCS License Agreement, between (i) St. Jude or a St. Jude Affiliate and (ii) BSC or a BSC Affiliate which is not resolved by negotiation as provided in subsection (b) of this Section 10.01 shall be resolved by binding Alternative Dispute Resolution (“ADR”) in the manner described in Exhibit H. Disputes relating to Sections 2.02 and 2.04 of this Agreement may be resolved by the Court in the Indiana case or the Delaware case, as appropriate, or by negotiation as provided in subsection (b) of this Section 10.01; however, if the dispute is not resolved by such means, then the dispute shall be resolved by the ADR procedure of Exhibit H.

(b)   The Parties recognize that a bona fide dispute may arise from time to time as to certain matters that relate to this Agreement. In all such instances, any party may, by written notice to the other party, have such dispute referred to their respective employees designated below or their successors, for attempted resolution by good faith negotiations within sixty (60) days after such notice is received. Such designated employees are as follows:

For the BSC Parties:

General Counsel

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

Facsimile No.: (508) 650-8956

For the St. Jude Parties:

General Counsel

St. Jude Medical, Inc.

One Lillehei Plaza

St. Paul, MN 55117

Facsimile No.: (651) 481-7690

Any settlement reached by the Parties under this Section 10.01 shall not be binding until reduced to writing and signed by authorized officers of BSC and St. Jude. If the designated employees are unable to resolve such dispute within such sixty-day period, any party may invoke the ADR provisions of this Section 10.01.

ARTICLE XI

General Provisions

Section 11.01.  Modification. This Agreement may not be modified, changed, or terminated orally. No change, modification, addition, or amendment shall be valid unless given in a writing expressly indicating an intent to modify the Agreement and duly executed by the Parties.

Section 11.02.  Entire Agreement. This Agreement, along with all of the other agreements and stipulations that are to be executed by the Parties as contemplated herein, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes any and all negotiations, correspondence, understandings and agreements, whether written or oral, between the Parties respecting the subject matter hereof.

Section 11.03.  Governing Law. Recognizing that the laws within the United States and international jurisdictions vary in their content and effect with respect to similar subject matter, and that the Parties desire uniformity and predictability in interpretation and enforcement of this Agreement, the Parties have agreed to the following provisions regarding applicable law to govern this Agreement: All matters affecting the interpretation, form, validity, and performance of this Agreement shall be decided under the laws of the State of Minnesota (without regard to principles of conflicts of laws), including its procedural laws; provided, however, that (a) nothing in Minnesota state procedural law shall be deemed to alter or affect the applicability of the Federal Arbitration Act as governing arbitration of disputes as provided in this Agreement, and (b) no Minnesota state arbitration laws or arbitration rules shall be applicable.

Section 11.04.  Force Majeure. No party (including any of its Affiliates) shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in any party’s performance hereunder if such default or delay is caused by events beyond such party’s reasonable control including, but not limited to, acts of God, action of any government or agency thereof, war or insurrection, civil commotion, destruction of facilities or materials by earthquake, fire, flood or storm, labor disturbances, epidemic, or failure of public utilities or common carriers. The party (or Affiliates) so affected shall give prompt notice to the other Parties of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible. All Parties (or Affiliates) agree to endeavor to resume their performance hereunder if such performance is delayed or interrupted by reason of force majeure.

Section 11.05.  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original.

Section 11.06.  Captions. The captions in this Agreement are intended solely as a matter of convenience and are for reference only, and shall be given no effect in the construction or interpretation of this Agreement.

Section 11.07.  Severability of Provisions. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding.

Section 11.08.  No Agency. At no time shall any party or its Affiliate hold itself out to be the agent, employee, lessee, sublessee, partner, or joint venture partner of the other party or its Affiliates. No party or its Affiliates shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or its Affiliates or to bind the other party or its Affiliates with regard to any other contract, agreement, or undertaking with a third party.

Section 11.09.  Further Assurances. At such time and from time to time on and after the Effective Date upon request by a party, the other party will execute and deliver or will cause to be executed and delivered, all such further acts, acknowledgments, and assurances that may be reasonably required for carrying out the purposes of this Agreement. Such further assurances may include, but not be limited to, an acknowledgment by Affiliates of a party that such Affiliates are bound by the terms and provisions of this Settlement Agreement.

Section 11.10.  Construction Against Waiver. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision, or condition of this Agreement; nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision.

Section 11.11.  Protective Orders. The court-entered confidentiality agreements and protective orders shall remain in full force and effect after dismissal of the Dismissed Litigation, and the Parties shall remain bound by their terms. Each party shall sequester protected information and documents produced in the Litigation (including all copies thereof), as well as other materials containing information that the other party has designated as confidential and subject to protective order. Within ninety (90) days of the Effective Date, each party may identify any information and/or document(s) produced in one or more of the Minnesota Pacesetter case, the Minnesota CPI case, or the Indiana case that the party desires to use in the Delaware case as well as any information and/or document(s) produced in one or more of the Minnesota Pacesetter case, the Minnesota CPI case, or the Delaware case that the party desires to use in the Indiana case. Absent an objection for good cause by the non-identifying party, the identifying party shall thereafter be entitled to use the information and/or document(s) as though produced in the Indiana case and/or the Delaware case, as appropriate. Should the non-identifying party have good cause to object to the use of any information and/or document(s) so identified, the non-identifying party shall provide the basis for such objection within ten (10) court days of the identification of the information and/or document(s). If an objection is made, the parties shall promptly meet and confer to attempt a good faith resolution. If a resolution is not reached, the non-identifying party can request that the court in the Indiana case and/or the Delaware case, as appropriate, preclude any use of the objectionable information and/or document(s) by the identifying party.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and duly attested by their corporate officers authorized for this purpose.

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Paul W. Sandman
Executive Vice President, Secretary and General Counsel

ATTEST:

By:	/s/ Lawrence J. Knopf

ST. JUDE MEDICAL, INC.

By:	/s/ Pamela S. Krop
Vice President, General Counsel and Secretary

ATTEST:

By:	/s/ James W.A. Ladner

Exhibit A

CRM LICENSE AGREEMENT

This CRM License Agreement (the “Agreement”), which is agreed to be effective as hereinafter provided, is by and between St. Jude Medical, Inc., a Minnesota corporation having its principal place of business at One Lillehei Plaza, St. Paul, Minnesota, 55117 (“St. Jude”), and Boston Scientific Corporation, a Delaware corporation having its principal place of business at One Boston Scientific Place, Natick Massachusetts, 01760-1537 (“BSC”).

RECITALS

A.    BSC and/or certain of its Affiliates, on the one hand, and St. Jude and/or certain of its Affiliates, on the other hand, are adverse parties in the following currently pending litigation matters, which are being terminated pursuant to a Settlement Agreement by and between BSC and certain of its Affiliates, on the one hand, and St. Jude and certain of its Affiliates, on the other hand, dated July 29, 2006 (the “Settlement Agreement”):

1) Pacesetter, Inc. v. Cardiac Pacemakers, Inc., et al., Case No. 02-1337 DWF/SRN (D. Minn.) (the “Minnesota Pacesetter Case”);

2) Cardiac Pacemakers, Inc., et al., v. St. Jude Medical, Inc., et al., Civil Action No. 04-1016 JMR/FLN (D. Minn.) (the “Minnesota CPI Case”);and

5) Pacesetter, Inc. et al. v. Intermedics, Inc. et al., Case No. CV 06-3166 GHK(FFMx) (C.D. Cal.) (the “California case”).

B.    St. Jude and BSC and/or certain of their respective Affiliates are engaged in, inter alia, the design, development, manufacture, and sale of CRM Products.

C.    St. Jude and BSC and/or certain of their respective Affiliates own or hold certain Licensed Patents and rights under Sublicensable Patents relating to CRM Products.

D.    Pursuant to the Settlement Agreement, St. Jude and BSC have agreed to terminate the Minnesota Pacesetter Case, the Minnesota CPI Case, and the California case and have agreed to enter into a cross licensing of certain rights under the Licensed Patents and Sublicensable Patents.

Now therefore, in consideration of the covenants and agreements set forth herein and for valuable consideration receipt of which is hereby acknowledged, St. Jude and BSC mutually agree as follows:

ARTICLE I

Definitions of Certain Terms

For the purposes of this Agreement, the following capitalized terms shall have the meaning specified below. In addition, whenever used in the Agreement, “include,” “includes,” and “including” shall be deemed to be followed by “without limitation,” whether or not it is followed by such words.

Section 1.01.  Affiliate. “Affiliate” means any person or entity that controls or is controlled by or is under common control with St. Jude or BSC on the Effective Date or at any time thereafter. For purposes of this Section 1.01, ownership, directly or indirectly, of more than fifty percent (50%) of the capital stock or other comparable ownership interest of the corporation or entity carrying the right to vote for or appoint directors or their equivalent (if not a corporation) shall constitute control thereof. “Affiliate” of a third party means a person or entity that controls, is controlled by, or under common control with, such third party. Without in any way limiting the foregoing, “Affiliates” of St. Jude include Pacesetter, Inc., St. Jude Medical AB, and St. Jude Medical S.C., Inc. and “Affiliates” of BSC include Guidant Corporation, Cardiac Pacemakers, Inc., Guidant Sales Corporation, and Intermedics, Inc.

Section 1.02.  CRM Products. “CRM Products” means devices for monitoring or electrically stimulating or shocking the heart which are suitable for chronic implantation, in whole or in part, by or with human patients. The term “CRM Products” includes, without limitation: cardiac pacemakers, antitachycardia pacemakers, cardiac resynchronization therapy systems, cardioverters, and defibrillators, including combinations thereof; loop recording systems, implantable cardiac monitoring systems, implantable hemodynamic monitoring systems, pulse generators and other waveform generators for such devices; cardiac lead implant catheters and associated tools; leads, electrodes, sensors, capacitors, batteries, power sources, and all other components for such devices; mechanisms for coupling such generators in a stimulating, shocking, sensing, or monitoring relationship to the heart; and data dispensing, processing, and gathering systems for such devices, including programmers, pacing system analyzers, defibrillation system analyzers, testers, encoders, decoders, transtelephonic and other remote monitoring systems and services for use with implantable devices, transmitters, receivers, and computer software-controlled systems, and including the software. The term “CRM Products” excludes, by way of example and not limitation, nerve stimulators (unless used for cardiac therapy), bone growth stimulators, drug release pumps, cardiac pumps, artificial hearts, prosthetic heart valves, catheter ablation devices, imaging systems, catheter location systems, apparatus for revascularization or correction of other physical defects in heart tissue, arrhythmia mapping devices (except as part of an implantable cardiac therapy or monitoring device), angioplasty devices and EKG monitors (other than cardiac stimulation device programmers or other telemetry devices for use with implantable pulse generators or cardiac monitors) which are standalone, non-ambulatory and not intended for transtelephonic or other remote monitoring.

Section 1.03.  Licensed Patents.

(a)    “Licensed Patents” means any and all patents relating to CRM Products (including the manufacture or use thereof), which are (i) owned (whether by development, acquisition, or otherwise) by St. Jude or its Affiliates as of the Effective Date or BSC or its Affiliates as of the Effective Date and have a priority date on or before the Effective Date or (ii) licensed to St. Jude or its Affiliates or BSC or its Affiliates as of the Effective Date under licenses or other agreements, and which permit St. Jude or its Affiliates or BSC or its Affiliates to grant licenses or sublicenses, in each case without any right in a non-Affiliated third party to receive royalties or any other continuing payments to maintain the license or other agreement in effect, which are within the scope of the following class: all patents issued in any country from patent applications filed as of the Effective Date including all patents maturing from continuation, continuation-in-part, divisional, and reissue applications, or reexaminations of such patents and patent applications, and further including all patents which are counterparts of such patents or patent applications which are described in this Section 1.03, regardless of whether such patent matures from a convention or non-convention patent application, and any other substitution, renewal, extension, addition, utility model, or other patent, non-U.S. or U.S., which claims priority based on such a patent application.

(b)    Notwithstanding the foregoing, the term “Licensed Patents” specifically excludes the ** Patents and the ** Patents.

(c)    Notwithstanding the foregoing, the term “Licensed Patents” specifically excludes Sublicensable Patents.

(d)    Notwithstanding the foregoing, the term “Licensed Patents” specifically excludes the patents listed on Exhibit A which are or will be subject to licensing restrictions being negotiated with a third party.

Section 1.04.  Sublicensable Patents.

(a)    “Sublicensable Patents” shall mean patents and patent applications, both U.S. and non-U.S., which relate to CRM Products and which are the subject of licenses or assignments or other agreements with non-Affiliated third parties in force as of the Effective Date and which licenses or assignments or other agreements (a) convey rights to St. Jude or its Affiliates or BSC or its Affiliates as licensee or assignee or grantee, including the right to grant sublicenses or licenses, and further (b) (i) require the payment of royalties or any other continuing payments either for use of the patents or patent applications or to maintain the license or assignment or other agreement in effect or (ii) have other licensing restrictions such as field of use restrictions.

(b)    Without limiting the foregoing, the term “Sublicensable Patents” specifically includes, but is not limited to, all present patents and patent applications listed on Exhibit B of this Agreement. The parties believe that Exhibit B is a complete listing of their respective U.S. patents and patent applications within the foregoing definition of Sublicensable Patents which are in existence as of the Effective Date, and any errors, overinclusions or omissions from Exhibit B will be deemed to be inadvertent and not a material breach. Present foreign patents and applications, including foreign counterparts of U.S. patents and patent applications listed on Exhibit B, have intentionally not been included in Exhibit B but are deemed to be Sublicensable Patents if they are covered by the foregoing definition in this Section 1.04.

(c)    Notwithstanding the foregoing, the term “Sublicensable Patents” excludes the Mirowski-Owned Patents.

Section 1.05. Mirowski-Owned Patents. “Mirowski-Owned Patents” shall mean all patent rights that are the subject of the Amended and Restated Exclusive License Agreement dated January 28, 2004, by and between Guidant Corporation and Mirowski Family Ventures, LLC (“MFV”), a limited liability company organized under the laws of the State of Maryland (the “MFV Exclusive License”).

Section 1.06.  ** Patents. “** Patents” shall mean those patents and patent applications, and all patents and patent applications claiming priority therefrom, ** as set forth in Exhibit C.

Section 1.07.  ** Patents. “** Patents” shall mean those patents and patent applications, and all patents and patent applications claiming priority therefrom, ** as set forth in Exhibit D. The ** Patents shall include the sublicensable patents and patent applications of ** listed in Exhibit D.

Section 1.08. Effective Date. “Effective Date” shall mean July 29, 2006.

ARTICLE II

Cross License; Covenant Not to Sue

Section 2.01.  License. Subject to the terms, conditions, and limitations set forth herein:

(a)    St. Jude grants (and will cause its Affiliates to grant) to BSC and its Affiliates a non-exclusive, irrevocable, perpetual, fully paid-up worldwide license or sublicense, as the case may be, without the right to sublicense, under all Licensed Patents of St. Jude (and its Affiliates) to make, have made, use, sell, have sold, offer to sell, distribute, have distributed, and otherwise dispose of CRM Products, including supplying or causing to be supplied components thereof for use therein, and further including importing CRM Products, including components thereof for use therein, into any jurisdiction where Licensed Patents of St. Jude (or its Affiliates) are effective.

(b)    BSC grants (and will cause its Affiliates to grant) to St. Jude and its Affiliates, a non-exclusive, irrevocable, perpetual, fully paid-up, worldwide license or sublicense, as the case may be, without the right to sublicense, under all Licensed Patents of BSC (and its Affiliates) to make, have made, use, sell, have sold, offer to sell, distribute, have distributed, and otherwise dispose of CRM Products, including supplying or causing to be supplied components thereof for use therein, and further including importing CRM Products, including components thereof for use therein, into any jurisdiction where Licensed Patents of BSC (or its Affiliates) are effective.

(c)    If any party has CRM Products made for it under the above license grant, such CRM Products must bear its or one of its Affiliates’ trade names or trademarks; however, such CRM Products may bear third-party trade names or trademarks for materials or components used in such CRM Products.

(d)    The licenses granted in this Section 2.01 shall be irrevocable except for the specific right to terminate described in Section 9.02, below.

Section 2.02.  Option to Obtain Sublicense on Sublicensable Patents. It is the intent of each party to afford the other party and its Affiliates the opportunity to obtain sublicenses under the Sublicensable Patents. Accordingly:

(a)    St. Jude grants (and will cause its Affiliates to grant) to BSC and its Affiliates the right and option until sixty (60) days following the termination of this Agreement to obtain sublicenses under one or more of the Sublicensable Patents. Upon written request by BSC to St. Jude, St. Jude will inform BSC of the provisions of the agreement or license with a third party conveying rights in a particular Sublicensable Patent to St. Jude or its Affiliates, and shall make available to BSC and its Affiliates a non-exclusive, non-transferable license affording them the most favorable terms and conditions permissible to sublicensees under such agreement or license with such third party (but in no event under terms more favorable than those of St. Jude or its Affiliates).

(b)    BSC grants (and will cause its Affiliates to grant) to St. Jude and its Affiliates the right and option until sixty (60) days following the termination of this Agreement to obtain sublicenses under one or more of the Sublicensable Patents. Upon written request by St. Jude to BSC, BSC will inform St. Jude of the provisions of the agreement or license with a third party conveying rights in a particular Sublicensable Patent to BSC or its Affiliates, and shall make available to St. Jude and its Affiliates a non-exclusive, non-transferable license affording them the most favorable terms and conditions permissible to sublicensees under such agreement or license with such third party (but in no event under terms more favorable than those of BSC or its Affiliates).

(c)    It is the intention of the parties under this Section 2.02 that a party acquiring a sublicense under Sublicensable Patents be required to make only current payments based on current usage and that no previously paid “front end” payments be recovered by the sublicensor under such sublicensing arrangement. Notwithstanding any contrary foregoing provisions, if the party elects to obtain a sublicense thereunder and the license or assignment granted to the sublicensor requires ongoing minimum payments to maintain the license or assignment, payments by the sublicensor for the right to grant a sublicense or option to sublicense, or if the sublicensor is required to pay to the original licensor or assignor amounts based on the sublicensor’s or its sublicensee’s current usage, then the sublicensor may require under the sublicensing arrangement that its sublicensee pay the amounts required for the grant of the sublicense or option to sublicense as well as a pro rata portion of such minimum payments under the original license or such usage payments due from the sublicensor, with each party’s respective pro rata amount based upon the volume of their respective sales of products covered by the original license agreement. The obligation to pay a pro rata share of minimum royalty does not apply to a minimum royalty required to maintain an exclusive license under a Sublicensable Patent unless otherwise agreed.

(d)    This Section 2.02 shall not apply to the ** Patents.

Section 2.03.  Royalty Payments to Third Parties. Any royalty payments required to be made to the owner of a patent sublicensed in the future in accordance with this Agreement shall be made, if permissible under the applicable license agreement and if acceptable to the sublicensor, directly by the sublicensee to such owner in accordance with the terms of the applicable license agreement. Unless otherwise required by the applicable license agreement, questions regarding the applicability, validity, or enforceability of any patent sublicensed in accordance with this Agreement shall be resolved by the owner of the sublicensed patent and the sublicensee. The sublicensor of such patent shall have the right in its discretion to participate in any such discussions or negotiations between the owner of the sublicensed patent and the sublicensee. In any event, the sublicensee shall keep the sublicensor fully informed of all discussions and negotiations between such sublicensee and the owner of the sublicensed patent. Any dispute arising between the sublicensor and sublicensee of any such patent shall be resolved by alternative dispute resolution as provided in Article 8 of this Agreement.

Section 2.04.  Rights under Section 2.02 Subject to Continued Payment of Royalties. In the event that either party fails in any material respect to pay to the other party (or to the licensor of a Sublicensable Patent, as the case may be) royalties required under this Agreement, and such failure is not cured within sixty (60) days of written notice to the defaulting party of such failure, then all license rights of the defaulting party under Section 2.02 of this Agreement, with respect only to the particular patent or patents in dispute, shall terminate. Such a termination shall in no way affect or impair the rights of the other party under such Section 2.02.

Section 2.05.  Regarding OEM Activities. The licenses granted or to be granted under this Article II shall not be used in such a way as to manufacture CRM Products on an original equipment manufacturer (“OEM”) basis for any person or entity other than St. Jude and its Affiliates or BSC and its Affiliates. The licenses granted or to be granted under this Article II shall apply to and for the benefit of CRM Products manufactured by a party to this Agreement for a third party who is licensed under the appropriate patents of the other party to this Agreement where, and to the extent that, the third party’s license permits such third party to “have made” such CRM Products for such third party. Nothing in this Agreement shall preclude the use of the licenses granted or to be granted under this Article II by a party or its Affiliate for the purpose of having CRM Products manufactured by a third party on an OEM basis for such party or its Affiliate; provided, however, that such CRM Products must bear the trademark or trade name of such party or its Affiliate. Notwithstanding the foregoing, such CRM Products may bear third-party trade names or trademarks for materials or components used in such CRM Products.

Section 2.06.  Option To Sublicense Mirowski-Owned Patents. BSC grants (and will cause its Affiliates to grant) to St. Jude and its Affiliates an irrevocable, perpetual right and option to obtain a sublicense under the Mirowski-Owned Patents. Upon written notice by St. Jude to BSC of St. Jude’s election to exercise the option granted in this Section 2.06, St. Jude and its Affiliates shall have a non-exclusive, non-transferable (except as permitted by Section 9.02, below) worldwide license under the Mirowski-Owned Patents effective as of the date such written notice is deemed to have been given under Article 6 of this Agreement. Any sublicense granted as a result of this Section 2.06 shall afford St. Jude the most favorable terms and conditions permissible to sublicensees under the MFV Exclusive License (but shall in no event require BSC or its Affiliates to make any payments on behalf of St. Jude or its Affiliates).

Section 2.07.  ** and ** Patents. It is the intent of each party to afford the other party and its Affiliates the rights provided below regarding the ** Patents and the ** Patents. Accordingly:

(a)    BSC grants (and will cause its Affiliates to grant) to St. Jude and its Affiliates the right and option for a period of thirty (30) months from the Effective Date to obtain a non-exclusive, worldwide, non-transferable, royalty-bearing license under the ** Patents. Should St. Jude opt to acquire such license, St. Jude shall pay to BSC on no less than a quarterly basis a royalty of ** percent (**%) of the net revenue received for the sale of each St. Jude product that utilizes the ** Patents. St. Jude’s royalty obligation under this Section 2.07(a) shall commence as of the date of the first sale of a St. Jude product that utilizes the ** Patents and shall continue for a period of five (5) years thereafter, at which point St. Jude’s license under the ** Patents will convert to a non-exclusive, non-transferable, irrevocable, perpetual, fully-paid up, worldwide license.

(b)    If, and only if, St. Jude exercises its option for a license under the ** Patents pursuant to Section 2.07 (a), above, St. Jude shall grant (and will cause its Affiliates to grant) to BSC and its Affiliates the right and option until the expiration of thirty (30) months from the Effective Date or ninety (90) days from the date St. Jude exercises its option under Section 2.07, whichever is later in time, to obtain a non-exclusive, worldwide, non-transferable, royalty-bearing license under the ** Patents. Such sublicense to the ** Patents shall, if requested by BSC, include a sublicense to the patents and patent applications of ** listed in Exhibit D, and shall be subject to the terms of the license agreement between ** and **. Should BSC opt to acquire such license, BSC shall pay to St. Jude on no less than a quarterly basis a royalty of ** percent (**%) of the net revenue received for the sale of each BSC product that utilizes the ** Patents. BSC’s royalty obligation under this Section 2.07(b) shall commence as of the date of the first sale of a BSC product that utilizes the ** Patents and shall continue for a period of five (5) years thereafter, at which point BSC’s license under the ** Patents will convert to a non-exclusive, non-transferable, irrevocable, perpetual, fully-paid up, worldwide license.

(c)    Should St. Jude not exercise its option for a license under the ** Patents pursuant to Section 2.07(a), above, St. Jude agrees that it will enter into good faith negotiations with BSC for the grant of a license to BSC and its Affiliates under the ** patents should BSC desire such a license.

Section 2.08.  Certain Conditions, Limitations and Understandings. The licenses and sublicenses granted under this Agreement are expressly made subject to the following conditions, limitations and understandings:

(a)    The licenses are personal to the parties hereto, and are nonassignable and nontransferable, except as set forth in Section 9.02 below.

(b)    The parties and their Affiliates shall have the right, in their sole and absolute discretion, to control the maintenance, abandonment, extension, and licensing of their own patents including the Licensed Patents and Sublicensable Patents; provided however, that no such license or other transfer of interest shall in any manner abridge the rights of the other party granted under this Agreement.

(c)    The owner or exclusive licensee of a Licensed Patent or Sublicensable Patent shall have the right to enforce, or not to enforce, its Licensed Patents or Sublicensable Patents in its sole and absolute discretion against all persons and organizations other than a party or Affiliate of a party hereto.

(d)    The licenses granted herein shall not extend to any technical know-how or design information, manufacturing, marketing, and/or processing information or know-how, designs, drawings, mask works, specifications, software source code, algorithms, clinical data, or other documents directly or indirectly pertinent to the use of the Licensed Patents or Sublicensable Patents, or to the use of any trademarks or trade names, service marks, or software copyrights or other copyrights (including copyright registrations) of any party, and the parties acknowledge that there is no obligation upon any party or its Affiliates to provide such information, know-how, designs, drawings, mask works, specifications, software source code, algorithms, clinical data, or other documents.

(e)    Except as otherwise expressly provided in this Agreement, all licenses are granted for the life of the covered patents.

(f)    Licenses and sublicenses under Sublicensable Patents will only be granted to the extent the grantor has the right to grant such licenses and sublicenses.

(g)    All licenses and sublicenses required to be granted by Affiliates under this Agreement shall be subject to the terms and conditions set forth in this Agreement, except as may be otherwise provided in Section 2.02 relating to Option to Obtain Sublicense on Sublicensable Patents.

(h)    Any assignment or other transfer by a party or its Affiliate of that entity’s interest in (i) a Licensed Patent or (ii) a Sublicensable Patent in which the other party and its Affiliates has exercised the option to obtain a sublicense as provided in Section 2.02 above shall be made subject to the rights of the other party and its Affiliates under this Agreement.

(i)     Any license extended to an Affiliate shall continue only so long as “Affiliate” status is maintained, or as permitted pursuant to the other party’s consent.

Section 2.09.  Covenant Not to Sue.

(a)    St. Jude and its Affiliates hereby covenant not to sue BSC and its Affiliates, their respective successors, assigns, affiliated entities, directors, officers, shareholders, and legal representatives, distributors, resellers, customers, and end users for the alleged infringement of patent or other intellectual property rights that are acquired or licensed by St. Jude and/or its Affiliates after the Effective Date with respect to any CRM Products that are commercially marketed or sold anywhere in the world as of the Effective Date.

(b)    BSC and its Affiliates hereby covenant not to sue St. Jude and its Affiliates, their respective successors, assigns, affiliated entities, directors, officers, shareholders, and legal representatives, distributors, resellers, customers, and end users for the alleged infringement of patent or other intellectual property rights that are acquired or licensed by BSC and/or its Affiliates after the Effective Date with respect to any CRM Products that are commercially marketed or sold anywhere in the world as of the Effective Date.

(c)    This Section 2.09 shall not apply to the Mirowski-Owned Patents, the ** Patents, the ** Patents, or the patents listed on Exhibit A.

ARTICLE III

Representations, Warranties and Limitations

Section 3.01.  Certain Representations and Warranties.

(a)    Each party represents and warrants to the other party as follows and acknowledges that each of the following representations and warranties has been relied upon by the other party and is material to the other party’s decision to enter into the Agreement: each party hereto has the requisite power and authority, corporate and otherwise, to execute and perform the Agreement, to grant the licenses, sublicenses, and option to obtain licenses and sublicenses provided for herein, and, except as provided in this Section 3.01, to cause such party’s Affiliates to execute and perform the Agreement and to grant the licenses, sublicenses, and option to obtain licenses and sublicenses provided for herein.

(b)    To the extent that a party shall lack the requisite authority to cause an Affiliate of such party to execute or perform this Agreement or to grant the licenses or option to obtain sublicenses as provided in this Agreement, then such party shall defend, indemnify, and hold harmless the other party and its Affiliates, and all officers, directors, employees, attorneys, agents, successors, and assigns of the other party and its Affiliates, against any and all legal expenses, costs, and judgments arising from claims, controversies, demands, rights, disputes, grievances, or causes of action that would have been avoided had such party caused such Affiliate to execute or perform the Agreement or to grant the licenses or option to obtain sublicenses as provided in this Agreement.

(c) BSC (and its Affiliates) represents and warrants that Eli Lilly and Company does not hold any rights in the Licensed Patents, the Sublicensable Patents or the Mirowski-Owned Patents, and has no claims or causes of action against St. Jude and its Affiliates arising therefrom. BSC shall defend, indemnify, and hold harmless St. Jude and its Affiliates, and all officers, directors, employees, attorneys, agents, successors, and assigns of St. Jude and its Affiliates, against any and all legal expenses, costs, and judgments arising from any claims, controversies, demands, rights, disputes, grievances, or causes of action that Eli Lilly and Company asserts relating to the Licensed Patents, the Sublicensable Patents or the Mirowski-Owned Patents.

(d)    Neither party hereto is a party to any license, agreement or other instrument which would prohibit the granting of the licenses or option to obtain sublicenses granted herein.

Section 3.02.  Disclaimers. Nothing contained in this Agreement shall be construed as:

(a)    A warranty or representation by any party hereto as to the validity, scope, or enforceability of any Licensed Patents or Sublicensable Patents; or

(b)    A warranty or representation by any party hereto that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

(c)    An obligation to bring or prosecute actions or suits against third parties for patent infringement, or as an agreement by the parties to assist each other in any manner in the defense of any claim of infringement brought by a third party; or

(d)    An obligation to file or prosecute any patent application, to secure the grant of any patent or any reissue or extension thereof, or to pay any maintenance fee or annuity or tax or take any other steps to maintain any patent; or

(e)    A representation, warranty, or extension of warranties of any kind, expressed or implied, or an assumption of responsibility by any party with respect to the use, sale, or other disposition by the other party or its agents, representatives, distributors, or users of products incorporating or made by use of inventions licensed under this Agreement.

Section 3.03.  Limitations. Each party shall be responsible for its design, manufacture, instructions for use, quality control, and all safety-related activities relating to its own products, whether or not manufactured under license from the other party’s Licensed Patents or Sublicensable Patents, and shall not be responsible for the products of the other party, the other party’s Affiliates, or any other party or person.

ARTICLE IV

Termination of Agreement

Section 4.01.  Termination of Agreement. This Agreement shall be effective as of the Effective Date and shall continue in force and effect until the expiration of the last to expire of the patents licensed and sublicensed pursuant to the provisions of this Agreement.

ARTICLE V

Confidentiality/Publicity Concerning Agreement

Section 5.01.  Confidentiality/Publicity Concerning Agreement. It is intended that, to the extent possible, the terms of this Agreement remain confidential. No party or any Affiliate of a party shall originate any publicity, news release, or other such general public announcement or make any other disclosure to any third party regarding the terms of this Agreement without the express written consent of the other party (without limitation, the foregoing provision is not intended to limit communications deemed reasonably necessary or appropriate by a party or its Affiliate to its employees, shareholders, directors, officers, accountants, auditors and legal counsel). Notwithstanding the foregoing provision, the parties and their respective Affiliates shall not be prohibited from making any disclosure or release that is required by law, court order, or applicable regulation, or is considered necessary by counsel to fulfill an obligation under securities laws or the rules of the New York Stock Exchange or other applicable stock exchange or to protect any intellectual property right in any territory so long as the disclosing party provides notice to the other party at least five (5) business days prior to such disclosure. However, the parties agree that, with regard to any required disclosure to the Securities and Exchange Commission regarding this Agreement or the fact that it has been executed that is made on or around the Effective Date, prior notice to the other party shall not be required.

ARTICLE VI

Notice

Section 6.01.  Notice. Any notice or other communication to be made pursuant to this Agreement shall be sent to the other party at its address listed below or at such other address such party may hereinafter designate to the other party in writing:

If to BSC:

President and CEO

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

with a copy to:

General Counsel

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

Facsimile No.: (508) 650-8956

If to St. Jude:

President and CEO

St. Jude Medical, Inc.

One Lillehei Plaza

St. Paul, MN 55117

Facsimile No.: (651) 481-7690

with a copy to:

General Counsel

St. Jude Medical, Inc.

One Lillehei Plaza

St. Paul, MN 55117

Facsimile No.: (651) 481-7690

Notice shall be deemed to have been given (i) at the expiration of two (2) business days from the date of delivery by a facsimile transmission, provided a copy is deposited postage prepaid for delivery with the postal service or given for delivery to an express courier service on the same date as the sending of the facsimile, or (ii) ten (10) business days from the date the communication is deposited postage prepaid with the postal service or given to an express courier service, unless actual receipt of the notice at an earlier date is established. Without limitation of the foregoing, a written receipt signed by the addressee or its duly appointed representative situated at the addresses set forth hereinabove shall constitute sufficient evidence of service. Either party may change its address and facsimile information by written notice given in accordance with the provisions of this Section.

ARTICLE VII

Loss of Patents

Section 7.01.  Loss of Patents. The loss of any patent(s) or patent application(s) embraced by the term “Licensed Patents” or “Sublicensable Patents” by any party hereto, through abandonment, failure to renew, declaration of invalidity, or otherwise, shall not be cause to terminate this Agreement or the licenses granted hereunder with respect to all other Licensed Patents or Sublicensable Patents and such loss, or any declaration of noninfringement, invalidity, or unenforceability, shall not be deemed a failure of consideration.

ARTICLE VIII

Alternative Dispute Resolution

Section 8.01.  Alternative Dispute Resolution.

(a)    Any dispute concerning whether any party’s actions are licensed under Article II of this Agreement, that is not resolved by negotiation as provided in subsection (c) of this Section 8.01 shall be resolved by binding Alternative Dispute Resolution (“ADR”) in the manner described in Exhibit E.

(b)    Any dispute that arises out of or relates to this Agreement, including an alleged breach of this Agreement but excluding any dispute within the scope of subsection (a) of this Section 8.01, between (i) St. Jude or a St. Jude Affiliate and (ii) BSC or a BSC Affiliate that is not resolved by negotiation as provided in subsection (c) of this Section 8.01 shall be resolved by binding Alternative Dispute Resolution (“ADR”) in the manner described in Exhibit F.

(c)    The parties recognize that a bona fide dispute may arise from time to time as to certain matters that relate to this Agreement. In all such instances, any party may, by written notice to the other party, have such dispute referred to their respective employees designated below or their successors, for attempted resolution by good faith negotiations within sixty (60) days after such notice is received. Such designated employees are as follows:

For BSC:

General Counsel

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

Facsimile No.: (508) 650-8956

For St. Jude:

General Counsel

St. Jude Medical, Inc.

One Lillehei Plaza

St. Paul, MN 55117

Facsimile No.: (651) 481-7690

Any settlement reached by the parties under this Section 8.01 (c) shall not be binding until reduced to writing and signed by authorized officers of BSC and St. Jude. If the designated employees are unable to resolve such dispute within such sixty-day period, any party may invoke the other ADR provisions of this Section 8.01.

ARTICLE IX

General Provisions

Section 9.01.  Modification. The Agreement may not be modified, changed, or terminated orally. No change, modification, addition, or amendment shall be valid unless given in a writing expressly indicating an intent to modify the Agreement and duly executed by the parties.

Section 9.02.  Assignment and Transfer. The licenses and other rights granted in this Agreement shall be nonassignable and nontransferable except in connection with the sale of a party’s CRM Products business (whether by the sale of all or substantially all of a party’s assets or its subsidiaries’ assets related to CRM Products, sale of stock of one or more subsidiary companies, merger, or otherwise). Except as permitted herein, a purported transfer of the license or other rights granted herein shall be null and void and shall give the other party hereto the right to terminate the licenses granted to the transferring party without terminating the licenses granted by the transferring party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of St. Jude, BSC, and their respective Affiliates and successors.

Section 9.03.  Assurances. BSC shall in all events remain fully responsible for, and shall assure its own and its Affiliates’ performance of, all of their respective obligations under this Agreement, and St. Jude shall in all events remain fully responsible for, and shall assure its own and its Affiliates’ performance of, all of their respective obligations under this Agreement.

Section 9.04.  Entire Agreement.

Other than for the agreements listed in Exhibit G, hereto, which shall still remain in full force and effect in accordance with their terms and conditions, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all negotiations, correspondence, understandings and agreements, whether written or oral, between the parties respecting the subject matter hereof. Except for those license agreements listed in Exhibit G, any license agreement covering any Licensed Patents in existence between the parties prior to the Effective Date shall be deemed terminated as of the Effective Date and superseded by this Agreement.

Section 9.05.  Governing Law. Recognizing that the laws within the United States and international jurisdictions vary in their content and effect with respect to similar subject matter, and that the parties desire uniformity and predictability in interpretation and enforcement of this Agreement, the parties have agreed to the following provisions regarding applicable law to govern this Agreement: All matters affecting the interpretation, form, validity, and performance of this Agreement shall be decided under the laws of the State of Minnesota (without regard to principles of conflicts of laws), including its procedural laws; provided, however, that (a) nothing in Minnesota state procedural law shall be deemed to alter or affect the applicability of the Federal Arbitration Act as governing arbitration of disputes as provided in this Agreement, and (b) no Minnesota state arbitration laws or arbitration rules shall be applicable.

Section 9.06.  Force Majeure. No party (including any of its Affiliates) shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in any party’s performance hereunder if such default or delay is caused by events beyond such party’s reasonable control including, but not limited to, acts of God, action of any government or agency thereof, war or insurrection, civil commotion, destruction of facilities or materials by earthquake, fire, flood or storm, labor disturbances, epidemic, or failure of public utilities or common carriers. The party (or Affiliates) so affected shall give prompt notice to the other parties of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible. All parties (or Affiliates) agree to endeavor to resume their performance hereunder if such performance is delayed or interrupted by reason of force majeure.

Section 9.07.  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original.

Section 9.08.  Captions. The captions in this Agreement are intended solely as a matter of convenience and are for reference only, and shall be given no effect in the construction or interpretation of this Agreement.

Section 9.09.  Severability of Provisions. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding.

Section 9.10.  No Agency. At no time shall any party or its Affiliate hold itself out to be the agent, employee, lessee, sublessee, partner, or joint venture partner of the other party or its Affiliates. Nothing in this Agreement shall be construed to create any relationship between the parties other than that of licensor/licensee (or sublicensor/sublicensee) as provided in this Agreement. No party or its Affiliates shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or its Affiliates or to bind the other party or its Affiliates with regard to any other contract, agreement, or undertaking with a third party.

Section 9.11.  Further Assurances. At such time and from time to time on and after the Effective Date upon request by a party, the other party will execute and deliver or will cause to be executed and delivered, all such further acts, acknowledgments, and assurances that may be reasonably required for carrying out the purposes of this Agreement. Such further assurances may include, but not be limited to, an acknowledgment by Affiliates of a party that such Affiliates are bound by the terms and provisions of this Agreement or an acknowledgment that a particular patent is a Licensed Patent or a Sublicensable Patent.

Section 9.12.  Construction Against Waiver. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision, or condition of this Agreement; nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate and duly attested by their corporate officers duly authorized for this purpose.

BOSTON SCIENTIFIC CORPORATION.

By:

/s/ Paul W. Sandman
Executive Vice President, Secretary and General Counsel

ATTEST:

By:	/s/ Lawrence J. Knopf

ST. JUDE MEDICAL, INC.

By:

/s/ Pamela S. Krop
Vice President, General Counsel and Secretary

ATTEST:

By:	/s/ James W.A. Ladner

Exhibit A

Exclusions from “Licensed Patents” Pursuant to Section 1.03(d)

U.S. Patents:

**

U.S. Patent Applications:

**

Exhibit B

Sublicensable Patents

BSC Sublicensable Patents:

St. Jude Sublicensable Patents:

**

U.S. Patents:

**

U.S. Patent Applications:

**

**

U.S. Patents:

**

U.S. Patent Applications:

**

**

U.S. Patent No. **

**

U.S. Patent Applications:

**

**

U.S. Patent No. **

**

U.S. Patents:

**

**

U.S. Patents:

**

**

U.S. Patents:

**

**

U.S. Patents:

**

Exhibit C

** Patents

Exhibit D

** Patents

U.S. Patent Applications:

**

**

U.S. Patents:

**

U.S. Patent Applications:

**

Exhibit E

ADR Procedure Pursuant to Section 8.01(a)

1.     Upon the expiration of the 60-day period for good faith negotiations pursuant to Section 8.01(c), any party may initiate arbitration with the American Arbitration Association (“AAA”) by filing a Notice of Arbitration pursuant to the then-existing AAA rules for commercial arbitration. Should any provision of the applicable AAA rules conflict in any way with any provision of this Agreement, this Agreement shall govern.

2.     Within twenty (20) days after filing the Notice of Arbtiration, the parties shall appoint a single, neutral arbitrator. The arbitrator shall have substantial experience in patent infringement litigation and in determining whether a product embodies patent claims. If the parties are unable to agree on the arbitrator within the time specified above, AAA will select a so-qualified arbitrator within three (3) business days thereafter.

3.     The parties shall not be entitled to any discovery.

4.     Fifty (50) days after filing the Notice of Arbitration, each party will submit to the arbitrator an opening brief, not to exceed 40 pages in length, setting forth its position on the merits of the dispute. The text must be spaced at least 24 points vertically and the font must be at least 12 points. Claim charts regarding infringement, non-infringement, or invalidity, attached to the brief as exhibits for the convenience of the arbitrator, will not count towards the page limit.

5.     Eighty (80) days after filing the Notice of Arbitration, each party will submit to the arbitrator a reply brief, not to exceed 40 pages in length, setting forth its responses to the other party’s opening brief. The reply brief may not raise any issues not already raised in the parties’ opening briefs and must conform to the same spacing/font requirements as the opening briefs.

6.     No more than one-hundred twenty (120) days after filing the Notive of Arbitration, the arbitrator shall provide a written, reasoned decision to the parties.

Exhibit F

ADR Procedure Pursuant to Section 8.01(b)

1.     Upon the expiration of the 60-day period for good faith negotiations pursuant to Section 8.01(c), any party may initiate arbitration with the American Arbitration Association (“AAA”) by filing a Notice of Arbitration pursuant to the then-existing AAA rules for commercial arbitration. Should any provision of the applicable AAA rules conflict in any way with any provision of this Agreement, this Agreement shall govern.

2.     Within twenty (20) days after filing the Notice of Arbtiration, the parties shall appoint a single, neutral arbitrator. The arbitrator shall have substantial experience in commercial licensing, preferably in the medical devices industry. If the parties are unable to agree on the arbitrator within the time specified above, AAA will select a so-qualified arbitrator within three (3) business days thereafter.

3.     The parties shall be entitled to discovery as ordered by the arbitrator; however, it is the intention of the parties that any such discovery be limited in scope in order to reduce the cost and burden to the parties. The arbitrator shall take this intention into account when ordering discovery so that any discovery so ordered is narrowly-tailored to lead to relevant information while minimizing the burden and cost of such discovery on the parties.

4.     The arbitrator will be empowered to award specific performance of the Agreement, as well as compensatory damages, costs, and attorneys’ fees to the prevailing party, as the arbitrator deems appropriate. No punitive damages of any kind shall be awarded.

5.     The arbitration shall be conducted in such a way that the arbitrator issues a decision and award no later than six (6) months after commencement of the arbitration.

Exhibit G

Additional Agreements Still in Effect

“Agreement” between Pacesetter, Inc. and Intermedics, Inc. effective October 22, 1996

“License Agreement” between Pacesetter, Inc. and Sulzer Intermedics, Inc. having an Effective Date of December 3, 1996

EXHIBIT B

2004 Exclusive License Agreement

AMENDED AND RESTATED

EXCLUSIVE LICENSE AGREEMENT

MADE this 28th day of January, 2004, by and between Mirowski Family Ventures, LLC, a Limited Liability Company organized and existing under the laws of the State of Maryland (hereinafter called “MIROWSKI”) and Guidant Corporation, a corporation organized under the laws of the State of Indiana (hereinafter called “GUIDANT”).

WHEREAS, MIROWSKI is the owner of United States Letters Patents as more fully set forth on Exhibit A hereto;

WHEREAS, MIROWSKI is the owner of United States Patent Applications as more fully set forth on Exhibit B hereto;

WHEREAS, MIROWSKI is the owner of each of the corresponding foreign patents and patent applications set forth on Exhibit C hereto;

WHEREAS, MIROWSKI and GUIDANT desire to amend and restate the relationship between the parties that currently exists by virtue of the Exclusive License Agreement dated the 30th day of January 1973 between MEDRAD, Inc. and Mieczyslaw Mirowski as amended, as assigned to Eli Lilly and Company, and sub-licensed on October 18, 1994 to Cardiac Pacemakers, Inc. (“the Prior Agreements”), and further, to restate the grant to GUIDANT of the sole and exclusive worldwide license for the use of said patents, patent applications, and inventions set forth on Exhibits A, B, and C hereto, together with any improvements or modifications thereto, developed by MIROWSKI;

WHEREAS, Eli Lilly and Company is not a party to this Exclusive License Agreement, has no rights or obligations under this Exclusive License Agreement, and will have no further rights or obligations under the Prior Agreements; and MIROWSKI and GUIDANT understand that Eli Lilly and Company has consented by separate agreement to this Exclusive License Agreement and the changes and terminations effected thereby;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, and of the good and valuable consideration flowing from each party to the other, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

ARTICLE I

Definitions

For the purpose of this Exclusive License Agreement the following terms shall have the following meanings:

Section 1.  Patent Rights. The term “Patent Rights” means the rights to the subject matter of all inventions which are contained in or are disclosed by, and which are covered by valid, unexpired claims of:

(i)	United States Letters Patents set forth on Exhibit A hereto;

(ii)	United States Reissue Application No. 10/214,474 and any patent that may issue therefrom;

(iii)	United States Patent Applications reflected on Exhibit B hereto and any patent or patents that may issue therefrom;

(iv)	the corresponding foreign patents and patent applications set forth on Exhibit C hereto;

(v)	any and all divisions, continuations, reissues and extensions of any of the foregoing patents and patent applications; and

(vi)	such other U.S. or foreign patent applications or patents as may be designated by mutual agreement of the parties hereto.

Section 2.  Improvement. The term “Improvement” means any future inventions, plans, drawings, specifications, techniques, data and technical information directly relevant to the development, engineering, design, installation, use, or sale, of any device included in the Patent Rights, whether or not such information includes patentable subject matter.

Section 3.  Implantable defibrillator. The term “Implantable Defibrillator” means any implantable or semi-implantable defibrillator or cardioverter or any other device or method which is covered by any of the Patent Rights of the Exclusive License Agreement.

Section 4.  Net Sales, Rental or Lease. The term “Net Sales, Rental or Lease” means the total aggregate selling price received by GUIDANT for the initial sale of a device, its parts or components, and the total aggregate rental or lease price received by GUIDANT for a device, its parts or components after the deduction of all discounts, sales, use and similar taxes, and delivery costs.

Section 5.  Sold. The term “Sold” means billed out, or paid for if paid for before delivery.

ARTICLE II

Grant and Extent of Exclusive License

Section 1. MIROWSKI hereby grants to GUIDANT the sole and exclusive license and right to manufacture, use, sell, rent and lease or otherwise dispose of any and all devices under the Patent Rights and or any Improvements thereof throughout the United States, its territories and possessions, and in any and all foreign countries, subject to the terms and conditions set forth in this Exclusive License Agreement.

Section 2. GUIDANT shall have the right to grant sub-licenses to others and to collect royalties therefrom; provided, however, that GUIDANT shall continue to be responsible to MIROWSKI for royalties as provided for in Article III hereof to the same extent as if all manufacture, use, sale, rental, lease or other disposition by a GUIDANT sub-licensee were manufacture, use, sale, rental, lease or other disposition made by GUIDANT.

Section 3. GUIDANT shall, and shall so obligate its sub-licensees, to mark all devices manufactured, used, sold, rented or leased under the Patent Rights in accordance with the patent notice requirements of the country in which such devices are manufactured, used, sold, rented or leased.

Section 4. GUIDANT agrees, during the term of this Exclusive License Agreement, to diligently exert its best efforts to prosecute any pending or mutually agreed to future applications within the patent Rights. Guidant also agrees to diligently exert its best efforts to create a demand for each device included in the Patent Rights, to increase and extend its business, and to make every effort to supply the demand for each such device, provided, however, that Guidant may elect as to any patent in Patent Rights at any time prior to the earlier of two years after issuance of such patent or six (6) years after such patent’s filing date not to exercise its best efforts to commercialize devices included in such patent. Such election will be by written notice to MIROWSKI, and MIROWSKI may, at any time after receiving such notice by written notice to GUIDANT, terminate this Agreement as to the patent identified in the notice, whereupon GUIDANT shall have no right or interest thereunder in such identified patent. If, on such termination, no unexpired Patent Rights remain, MIROWSKI or GUIDANT may elect to terminate the Agreement.

Section 5. Unless previously terminated as hereinafter provided, the term of the exclusive license under the Patent Rights shall be from and after the date of this Exclusive License Agreement until the expiration date of the last to expire of the Patent Rights.

Section 6. GUDIANT may assign any license granted herein to any corporation in which it holds a majority interest, or to any corporate entity which is the successor to GUIDANT.

Section 7. GUIDANT shall as promptly as may be practicable inform MIROWSKI of any Improvement which it may make or acquire and vice versa.

ARTICLE III

Payments and Royalties

Section 1. In consideration for the exclusive license granted herein, GUIDANT shall:

A.	Pay to MIROWSKI during the term of this Exclusive License Agreement as follows:

(i)	three percent (3%) of the Net Sales, Rental or Lease received by GUIDANT for Implantable Defibrillators, their parts and components sold by GUIDANT.

(ii)

three percent (3%) of the Net Sales, Rental or Lease received by GUIDANT for lead devices even though not covered under patent rights if the lead devices are sold by GUIDANT with an Implantable Defibrillator.

(iii)

four percent (4%) of the Net Sales, Rental or Lease received by GUIDANT for any other device sold by GUIDANT with an Implantable Defibrillator, and for use with the Implantable Defibrillator during the implant procedure, even though not covered under Patent Rights, including, without limitation, Rapido dual catheters but excluding devices subject to Article III, Section 1, Subparagraph A(ii).

B.	Pay to MIROWSKI during the term of this Exclusive License Agreement an annual minimum royalty of $10,000.

Section 2. Payments and Royalties under Article III, Section 1, Subparagraph A(i), shall be payable only on devices which are covered, in the country of manufacture, use, sale, rental or lease, by one or more valid claims of a patent application or an unexpired patent included in the Patent Rights.

Section 3. All royalty payments due MIROWSKI by GUIDANT under Article III, Section 1, Subparagraph A, shall become due thirty (30) days following the end of each fiscal quarter of GUIDANT for all sales, rental or lease during such fiscal quarter.

Section 4. All minimum royalty payments due MIROWSKI by GUIDANT under Article III, Section 1, Subparagraph B, shall be paid in equal quarterly installments and shall become due thirty (30) days following the end of each fiscal quarter of GUIDANT.

Section 5. GUIDANT shall have the right to credit minimum royalty payments under Article III, Section 1, Subparagraph B against royalties payable under Article III, Section 1, Subparagraph A, and GUIDANT shall have the right to credit payments made under Article III, Section 1, Subparagraph A against minimum royalty payments regardless of the year in which such payments are made.

Section 6. All sums payable by GUIDANT to MIROWSKI under the terms of this Exclusive License Agreement shall be payable to MIROWSKI in United States dollars without deduction for any taxes or any other charges.

ARTICLE IV

Books, Reports and Records

GUIDANT shall maintain full and complete books and records of all sales, rentals and leases upon which royalties are payable under this Exclusive License Agreement. Within thirty (30) days after the end of each fiscal quarter of GUIDANT, GUIDANT shall furnish to MIROWSKI a full written report setting forth the Net Sales, Rental or Leases of all devices upon which royalties are payable. MIROWSKI and its designated accountants or attorneys shall have the right to examine such books and records of GUIDANT during normal business hours, after first giving reasonable written notice.

ARTICLE V

Breach of Contract, Termination

Section 1. If GUIDANT shall, at any time during the term of this Exclusive License Agreement:

(i)

default in the making of any report required in Article IV to be made by GUIDANT to MIROWSKI under the terms of this Exclusive License Agreement, and such default shall continue for a period of thirty (30) days after MIROWSKI gives written notice of such default to GUIDANT; or

(ii)

default in the performance of any other obligation or undertaking contained in this Exclusive License Agreement on the part of GUIDANT, and such default shall continue for a period of thirty (30) days after MIROWSKI gives written notice of such default to GUIDANT, MIROWSKI may, at its option, terminate the exclusive portion of this Exclusive License Agreement by thirty (30) days written notice to GUIDANT and GUIDANT shall retain a royalty bearing Non-exclusive License to manufacture, sell, use or otherwise dispose of products developed by GUIDANT under the terms of this License Agreement and GUIDANT shall pay royalties in accordance with Article III.

Section 2. MIROWSKI shall have the right, by thirty (30) days written notice to GUIDANT, to terminate this Exclusive License Agreement at any time upon or after:

(i)	an adjudication that GUIDANT is bankrupt or insolvent; or

(ii)

the filing by GUIDANT of a petition in bankruptcy or a petition or answer seeking reorganization, readjustment or rearrangement of its business or affairs, under any law or governmental regulation relating to bankruptcy or insolvency; or

(iii)	the appointment of a receiver of the business for all or substantially all the property of GUIDANT;

(iv)	the making by GUIDANT of an assignment or attempted assignment of assets for the benefit of its creditors; or

(v)	the institution by GUIDANT of any proceedings for the liquidation or termination of its business or affairs or for the termination of its corporate character.

Section 3. Termination of this Exclusive License Agreement pursuant to the terms hereof shall not in any way operate to impair or destroy any of MIROWSKI’S rights or remedies either by law or in equity, or to relieve GUIDANT of any of its obligations to pay royalties, or to comply with any other of its agreements hereunder, accrued prior to the effective date of termination. However, GUIDANT shall have the right to complete orders on hand or work in progress at the time of termination.

Section 4. Failure or delay by MIROWSKI to exercise its right of termination hereunder by reason of any default of GUIDANT in carrying out any obligation imposed upon it by this Exclusive License Agreement shall not operate to prejudice MIROWSKI’S right of termination for any other or subsequent default by GUIDANT.

ARTICLE VI

Warranties and Representations

Section 1. MIROWSKI represents and warrants, which representations and warranties shall be continuous, that:

It has the full and complete right to give and grant to GUIDANT the sole and exclusive License hereinbefore set forth.

Section 2. GUIDANT represents and warrants, which representations and warranties shall be continuous, that it has all appropriate corporate authority to enter into this Agreement.

ARTICLE VII

Infringement Actions

Section 1. If any action or suit shall be brought against GUIDANT for alleged infringement of any patent or patent right in connection with devices licensed under this Exclusive License Agreement, GUIDANT shall control the defense of such action or suit and shall pay all costs and expenses of defending such action or suit and shall pay any judgment, award, or decree that may be rendered against GUIDANT as a result of such action or suit. In the event that, as a result of such action or suit, either by judgment of a court or by reasonable voluntary settlement of the action or suit, GUIDANT shall be required to pay a royalty to another on any device or devices covered by the Patent Rights, the amount of such royalty to another shall be deductible from the royalty otherwise payable to MIROWSKI, under Article III, Section 1, Subparagraph A, for such device or devices, parts or components, provided, however, that such deduction shall not exceed 50% of the royalty otherwise payable to MIROWSKI.

Section 2. GUIDANT shall have the right to bring and conduct suit or actions in its name against others for infringement of any patent subject to this Exclusive License Agreement, the same as if such patent were the exclusive property of GUIDANT; and GUIDANT shall, subject to mutual agreement between GUIDANT and MIROWSKI, bring and conduct suit or actions against any infringer whose annual sales, rentals and leases of infringing devices exceed $75,000. MIROWSKI agrees to join as a party plaintiff in any infringement suit or action brought by GUIDANT under the terms of this Exclusive License Agreement; and MIROWSKI shall have the right to participate in any infringement suit or action brought by GUIDANT under the terms of this Exclusive License Agreement. GUIDANT shall pay all costs and expenses of such suit or action, and shall be entitled to the proceeds thereof. However, the proceeds of such suit or action, less all costs and expenses incurred by GUIDANT in connection therewith, shall be divided equally between GUIDANT and MIROWSKI.

Section 3. MIROWSKI shall have the right to notify GUIDANT of any infringement of any patent subject to this Exclusive License Agreement. If GUIDANT declines to initiate an infringement suit or action against any infringer, after thirty (30) days written notice from MIROWSKI, then MIROWSKI shall have the right to bring an infringement suit or action against such infringer, at its own expense and to the exclusion of GUIDANT, and shall be entitled to the full recovery derived from such suit or action.

Section 4. For purposes of this Exclusive License Agreement, GUIDANT agrees not to challenge the validity of any claim of U.S. Patent No. RE38,119 unless there is a non-appealable final judgment of invalidity for each such claim.

GUIDANT agrees not to cause or participate in (unless required by law) reexamination of U.S. Patents reflected in Exhibit A hereto, and, except as provided in the immediately preceding paragraph, further agrees not to cause its Affiliates, agents, attorneys or representatives to challenge the validity or enforceability of the U.S. Patents reflected in Exhibit A hereto, or assist a third party to do so unless required by law.

With respect to this Exclusive License, if GUIDANT commences sale for the first time after the execution of this Exclusive License Agreement of a new GUIDANT device (“New Device”) or a GUIDANT device that has different functionality from devices sold before execution of this Exclusive License Agreement (“Modified Device”), and, if GUIDANT is not paying royalties on such New Device or Modified Device and MIROWSKI believes that such New Device or Modified Device infringes one or more of the Patent Rights, MIROWSKI shall notify GUIDANT of such infringement. GUIDANT shall have ninety days to cure the nonpayment of royalties. If GUIDANT fails to pay such royalties within the cure period and continue payment thereunder, MIROWSKI shall have the right to terminate the Exclusive License Agreement as to that Patent Right.

GUIDANT, while maintaining its Exclusive License Agreement, shall have the right to challenge the validity and enforceability of any Patent Right as it pertains to the sale of any New Device or Modified Device, and shall have the right to challenge MIROWSKI’S assertion of infringement of any Patent Right with respect to the sale of any New Device or Modified Device through a Declaratory Judgment action in the Delaware federal district court if GUIDANT pays the royalty that would otherwise be due into an escrow fund mutually agreed to between the parties for such purpose. In such action, MIROWSKI shall not make claims for willful infringement or punitive damages and MIROWSKI shall not seek injunctive relief. In any such litigation, each party shall bear its own attorney’s fees and costs. The determination of the royalty obligations with respect to the products in dispute and the disbursement of the funds in the escrow fund shall be determined by a final non-appealable judgment of the Delaware federal district court or an appellate court thereto.

ARTICLE VIII

Other Products

Subject to the provisions of Article III, Section 1, Subparagraph A(ii), GUIDANT shall not be precluded or estopped by this Exclusive License Agreement from manufacturing, using, selling, renting, leasing or otherwise dealing in other products which are not recovered by the exclusive license granted in Article II, Section 1, herein, and at all times GUIDANT shall have the same right and liberty of manufacturing, using, selling, renting, leasing or otherwise dealing in products not covered by the exclusive license granted in Article II, Section 1, herein, as others not parties hereto.

ARTICLE IX

Patents, Future Inventions, Modifications and Improvements

Section 1. Any and all inventions, modifications, improvements, developments or discoveries (hereinafter termed “future developments”) which MIROWSKI shall hereafter and during the term of this Exclusive License Agreement make, come upon, invent, discover or otherwise acquire, relevant to any device included in the license granted in Article II, Section 1, herein, shall at the option of GUIDANT immediately become subject to each and every of the provisions of this Exclusive License Agreement, thereby being included in the sole and exclusive license to GUIDANT under Article II, Section 1, and royalty bearing under Article III, Section 1, Subparagraph A. GUIDANT may avail itself of the option granted in this Article IX, Section 1, by giving written notice to MIROWSKI within four (4) months of becoming aware of such future developments. MIROWSKI shall promptly advise GUIDANT of all such future developments, and shall retain the full right, title and interest in and to such future developments, shall apply for patent on such future developments, in his own name and through patent counsel mutually agreed upon. GUIDANT shall pay all costs and expenses relating to the filing, prosecution, grant and maintenance of any application for patent on such future developments. If GUIDANT fails to exercise its option by giving MIROWSKI such notice of interest within four (4) months, or if GUIDANT selects not to pay such costs and expenses relating to any such application for patent, then MIROWSKI shall have the right to pursue such application in its own name, and GUIDANT shall have no rights thereto or thereunder which are not otherwise granted by this Exclusive License Agreement. In any event, GUIDANT shall cooperate with MIROWSKI, if so requested, in the filing and prosecution of any such application for patent.

    Section 2. Immediately upon execution of this Exclusive License Agreement, GUIDANT shall continue the payment of all future costs and expenses relating to obtaining and maintaining, including filing fees, prosecution charges and issue and printing fees, or all of the patents and patent applications recited in Article 1, Patent Rights, in this Exclusive License Agreement. MIROWSKI shall control the prosecution of each such patent and patent application in consultation with GUIDANT, through mutually acceptable patent counsel, and GUIDANT shall cooperate with MIROWSKI, if so requested, in the filing and prosecution of any such application for patent. GUIDANT shall be entitled, at its option, to receive copies of all papers generated in connection with the filing and prosecution of any such patent and patent application.

Section 3. Upon issuance by the U.S. Patent and Trademark Office of any new patent, pursuant to Article IX, GUDIANT shall, within the appropriate statutory time period, file for a foreign patent in all foreign jurisdictions mutually agreed to by GUIDANT and MIROWSKI and shall continue the payment of all future costs and expenses relating to obtaining and maintaining such foreign patent(s).

ARTICLE X

License to Other

Except as specifically permitted in this License Agreement, MIROWSKI shall not, during the term of the exclusive license granted herein, make, use or sell any device falling within the claims of any patent subject thereto, or any future development, or grant any other license, with respect to any subject matter to which GUIDANT has a sole and exclusive license.

ARTICLE XI

Return of Improvements

Upon termination of this Exclusive License Agreement pursuant to Article V, all rights and licenses of the parties hereunder shall immediately terminate, and GUIDANT shall immediately return to MIROWSKI information relating to any Improvements obtained from MIROWSKI hereunder.

ARTICLE XII

Parties in Interest

All the terms and conditions hereof shall inure to and be binding upon, the parties hereto and their respective successors and assigns.

ARTICLE XIII

Notices

All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given if mailed first class, postage pre-paid, registered or certified mail as follows:

If to GUIDANT:	Guidant Corporation

111 Monument Circle

29th Floor

Indianapolis, IN 46204

Attn: General Counsel

If to MIROWSKI:	Mirowski Family Ventures, LLC

10440 High Grove Drive

Carmel, IN 46032

Attn: Ginat W. Mirowski, D.M.D., M.D.

ARTICLE XIV

Miscellaneous

Section 1. Any titles to Articles, Sections or Subsections of this Exclusive License Agreement have been inserted merely for convenience of reference, and shall in no way restrict or modify any of the terms or provisions of this Exclusive License Agreement.

Section 2. This Exclusive License Agreement has been executed and will be consummated in the State of Indiana, and is to be governed and interpreted by the laws of the State of Indiana.

Section 3. This Exclusive License Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but such counterparts together shall constitute but one and the same agreement.

Section 4. This Exclusive License Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof, merges all prior discussions therebetween, merges the Prior Agreements into this agreement, and may be amended only by a written agreement executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

ATTEST:	GUIDANT CORPORATION

/s/ Richard R. Clapp	By /s/ Ronald W. Dollens
RONALD W. DOLLENS
President and Chief Executive Officer

WITNESS:	MIROWSKI FAMILY VENTURES, LLC

/s/ Richard R. Clapp	By /s/ Ginat W. Mirowski, D.M.D., M.D.
GINAT W. MIROWSKI, D.M.D., M.D.
General Manager and President

EXHIBIT A

4,592,367

4,603,705

4,662,377

4,667,328

4,705,043

4,726,024

4,768,512

4,796,620

4,817,608

4,819,643

4,928,688

4,969,463

5,052,407

5,063,932

5,191,901

5,476,497

RE38,119

D316,145

EXHIBIT B

U.S. Application No. 10/625,126

U.S. Application No. 10/654,959

U.S. Application No. 10/656,222

EXHIBIT C

1)	All foreign applications and patents that correspond to the patents listed in Exhibit A, including but not limited to:

AU580979 B2	AU571404 B2	CA1309468C	CA1272292 A1
AU3852185 A	AU4193985 A	DE3637822 A1	DE3790186 C2
CA1260547 A1	CA1261405 A1	FR2589740 A1	DE3790186 T
DE3505280 A1	DE3515984 A1	FR2589740 B1	EP0240428 A2
DE3505280 C2	DE3515984 C2	GB2182852 A	EP0240428 A3
FR2559908 A1	FR2563736 A1	GB2182852 B	EP0240428 B1
FR2559908 B1	FR2563736 B1	GB8626681 D0	EP0240428 B2
GB2154771 A	GB2157954 A	JP1705453 C	GB2197511 A
GB2154771 B	GB2157954 B	JP3070981 B	GB2197511 B
GB8502287 D0	GB8507324D0	JP62117569 A	GB8726113 D0
IL74281 A	IL74722 A	NL191082 C	JP63501178 T
IL74281 D0	IL74722 D0	NL191082 B	JP63501178 W
JP1801679 C	JP1653677 C	NL8602828A	NL193005 B
JP5010108 B	JP3018469 B		NL8720169 A
JP60193474 A	JP60249972 A		NL8720169 T
NL192027 B	NL191671 B		NL193005 C
NL192027 C	NL191671 C		WO8706038 A1
NL8500486 A	NL8501260 A

CA1318942 C	CA1304136 C	CA1323071 C	CA1310703 C
DE3715822 A1	DE3715823 A1	DE3818136 A1	DE3739014 A1
DE3715822 C2	DE3715823 C2	FR2615740 A1	DE3739014 C2
FR2606645 A1	FR2598920 A1	FR2615740 B1	FR2606644 A1
FR2606645 B1	FR2598920 B1	GB2205044 A	FR2606644 B1
GB2190296 A	GB2190505 A	GB2205044 B	GB2198044 A
GB2190296 B	GB2190505 B	GB8811814 D0	GB2198044 B
GB8710771 D0	GB8710447 D0	JP1076877 A	GB8726531 D0
JP1725911 C	JP1842035 C	JP1728005 C	JP1706037C
JP4012148 B	JP5054976 B	JP4012994 B	JP3071908 B
JP63029664 A	JP63035229 A	NL188560 B	JP63212375 A
NL191672 B	NL191831 B	NL188560 C	NL191698 B
NL191672 C	NL191831 C	NL8801352 A	NL191698 C
NL8701123 A	NL8701140 A		NL8702741 A

AU631088 B2	AU613481 B2	AU643458 B2
AU5823990 A	AU3372989 A	AU6326090 A
CA2064751 A1	BE1004208 A5	CA2026853 A1
CA2064751 C	CA1334030 C	CA2026853 C
DE69030767 D1	DE3912377 A1	DE4030642 A1
DE69030767 T2	DE3912377 C2	DE4030642 C2
DE69030767 E	FR2630013 A1	FR2652505 A1
EP0476017 A1	FR2630013 B1	FR2652505 B1
EP0476017 A4	GB2217993 A	GB2236484 A
EP0476017 B1	GB2217993 B	GB2236484 B
ES2103742 T3	GB89008506 D0	GB9020914 D0
HK1007972 A1	JP1769388 C	GB2265551 A
JP2625032 B2	JP2063478 A	GB2265551 B
JP5504489 T	JP4058347 B	GB9311914 D0
JP5504489 W	NL194068 B	IT1241713 B
WO9014860 A1	NL194068 C	IT9067751 D0
	NL8900925 A	JP2873069B2 B2
JP3133467 A
NL 195035 C
NL 9002142 A

2)	All foreign applications and patents that will correspond to the applications Listed in Exhibit B.

None currently filed.

EXHIBIT C

MFV Patent Rights

United States Patents

**

All foreign applications and patents that correspond to the patents listed above, including but not limited to:

**

Exhibit D

Executed Consent to License and Mutual Release

CONSENT TO LICENSE AND MUTUAL RELEASE

This Consent to License and Mutual Release (the “Consent Agreement”), effective as of the 25th day of June, 2007 (the “Effective Date”), is entered into by and between Guidant Corporation, a corporation organized under the laws of the State of Delaware (“Guidant”), Cardiac Pacemakers, Inc., a corporation organized and existing under the laws of the State of Minnesota (“CPI”), and Guidant Sales Corporation, a corporation organized and existing under the laws of the State of Indiana (“GSC”) (collectively, Guidant, CPI and GSC shall hereafter be referred to as the “Guidant Parties”) on the one hand, and St. Jude Medical, Inc., a corporation organized and existing under the laws of the State of Minnesota (“St. Jude”), Pacesetter, Inc., a corporation organized and existing under the laws of the State of Delaware (“Pacesetter”), and St. Jude Medical S.C., Inc., a corporation organized and existing under the laws of the State of Minnesota (“SJMSC”) (collectively, St. Jude, Pacesetter and SJMSC are hereafter referred to as the “St. Jude Parties”), on the other hand. (The Guidant Parties and the St. Jude Parties are sometimes hereafter collectively referred to as the “Parties”.)

RECITALS

WHEREAS, Guidant and Mirowski Family Ventures, LLC (“MFV”) are currently plaintiffs in an action against the St. Jude Parties captioned Guidant Corp. et al. v. St. Jude Medical, Inc. et al., Civil Action No. 04-0067-SLR, pending in the United States District Court for the District of Delaware (the “Delaware Case”);

WHEREAS, Guidant is the exclusive licensee of certain patent rights owned by MFV, pursuant to a January 28, 2004 Amended and Restated Exclusive License Agreement;

WHEREAS, the Guidant Parties and the St. Jude Parties previously entered into a Settlement Agreement on July 29, 2006, that limited the scope of the issues to be tried in the Delaware Case;

WHEREAS, the Guidant Parties and the St. Jude Parties now wish to completely settle and resolve the Delaware Case;

WHEREAS, MFV and the St. Jude Parties are entering into a separate Settlement Agreement dated as of the Effective Date of this Consent Agreement, under which MFV is granting a license to certain patent rights to the St. Jude Parties;

AND WHEREAS, the Guidant Parties consent to the grant of this license and the St. Jude Parties and the Guidant Parties wish to release, on a mutual basis, all claims and counterclaims that were or could have been brought as part of the Delaware Case;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants hereinafter set forth, and of the good and valuable consideration flowing from each party to the other, the Parties hereto, intending to be legally bound hereby, covenant and agree as follows:

ARTICLE I

Definitions

Section 1.01.  Affiliates.  “Affiliates” as used herein shall mean any person or entity that controls or is controlled by or is under common control with a party on the Effective Date or at any time thereafter. For purposes of this Section 1.01, ownership, directly or indirectly, of more than fifty percent (50%) of the capital stock or other comparable ownership interest of the corporation or entity carrying the right to vote for or appoint directors or their equivalent (if not a corporation) shall constitute control thereof. “Affiliate” of a third party means a person or entity that controls, is controlled by, or under common control, with such third party. Without in any way limiting the foregoing, “Affiliates” of St. Jude Medical, Inc. include Pacesetter, Inc., St. Jude Medical AB, and St. Jude Medical S.C., Inc.

Section 1.03.  2006 Settlement Agreement.  “2006 Settlement Agreement” as used herein shall mean the settlement agreement entered into by and between Boston Scientific Corporation, Guidant Corporation, Cardiac Pacemakers, Inc., Guidant Sales Corporation, and Advance Bionics, on the one hand, and St. Jude Medical, Inc., Pacesetter, Inc., and Advanced Neuromodulation Systems, Inc., on the other hand, dated July 29, 2006, an executed copy of which is attached hereto as Exhibit A.

Section 1.04.  2007 Settlement Agreement.  “2007 Settlement Agreement” as used herein shall mean the Settlement Agreement entered into by and between Mirowski Family Ventures, LLC and the St. Jude Parties, with an effective date of June 26, 2007.

Section 1.06.  MFV Patent Rights.  “MFV Patent Rights” shall have the meaning as set forth in the 2007 Settlement Agreement.

ARTICLE II

Consent to License from and Covenants of MFV; Effect of Stipulated Dismissal

Section 2.01.  The Guidant Parties hereby consent and agree to the granting to the St. Jude Parties by MFV of a license under the MFV Patent Rights as set forth in Section 2.01 of the 2007 Settlement Agreement on the terms contained therein. In addition, the Guidant Parties hereby consent to the covenants not to sue contained in Section 5.01 of the 2007 Settlement Agreement.

Section 2.02.  Conduct of the Indiana Case. The Parties further agree that nothing in this Consent Agreement shall in any way affect the conduct of the Indiana Case (as defined in the 2007 Settlement Agreement), which, without foreclosing the possibility of a settlement being effectuated in the future, the Parties intend at the present time to continue to litigate. The Parties further covenant and agree that they will not seek to offer into evidence, cite as authority, or otherwise use or construe either the stipulation and agreements referred to in Section 3.01 of the 2007 Settlement Agreement, the 2007 Settlement Agreement itself, or this Consent Agreement against the other party in any other case, litigation, or other proceeding other than as necessary to enforce the terms of this Consent Agreement. The Guidant Parties also covenant and agree to maintain the confidentiality, to the extent possible, of the stipulation filed under seal pursuant to Section 3.01 of the 2007 Settlement Agreement, except that copies of the stipulation may be disclosed to Medtronic, or other third parties (so long as such parties are informed of the confidential nature of the stipulation) solely for purposes of enforcing United States Reissue Patent No. RE 38,119, or any continuation thereof, against Medtronic, or other third parties.

ARTICLE III

Mutual Release

Section 3.01.  The Guidant Parties and the St. Jude Parties hereby covenant and agree that all claims and counterclaims in the Delaware case shall be dismissed with prejudice, and each party, for itself and its successors and assigns, hereby releases, acquits, and forever discharges the other party and its Affiliates, successors, and assigns, and all their respective officers, directors, employees, agents, and representatives, distributors, resellers, customers, and end users from all such claims and counterclaims.

Section 3.02.  Each party, for itself and its successors and assigns, and its Affiliates and their respective successors and assigns, hereby expressly waives any right that it may have under the laws or statutes of any jurisdiction that limits the extension of a release to certain types of claims, including, but not limited to, California Civil Code § 1542, which provides that: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

ARTICLE IV

Representations and Warranties

Section 4.01.  Each of the Parties represents and warrants that it has the power and authority to execute, deliver, enter into and perform this Agreement and that it is legally permitted to grant the rights granted and to make all covenants and perform all obligations required by this Agreement, including all of the exhibits hereto.

Section 4.02.  Each party shall defend, indemnify, and hold harmless the other party and its Affiliates, and all officers, directors, employees, attorneys, agents, successors, and assigns of the other party and its Affiliates (collectively, the “Indemnified Parties”), against any and all legal expenses, costs, settlements, judgments, claims, controversies, demands, rights, disputes, grievances, causes of action, damages, enhanced damages, injunctions, attorneys’ fees or prejudgment interest imposed on or incurred by any of the Indemnified Parties by reason of any failure, inaccuracy, or breach of any of the representations and warranties of such party pursuant to this Article IV.

ARTICLE V

General Provisions

Section 5.01.  Modification. This Agreement may not be modified, changed, or terminated orally. No change, modification, addition, or amendment shall be valid unless given in a writing expressly indicating an intent to modify the Agreement and duly executed by the Parties.

Section 5.02.  Entire Agreement. This Agreement, along with 2006 Settlement Agreement and its exhibits, and all of the other agreements and stipulations that are to be executed by the Parties as contemplated herein, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes any and all negotiations, correspondence, understandings and agreements, whether written or oral, between the Parties respecting the subject matter hereof.

Section 5.03.  Governing Law. Recognizing that the laws within the United States and international jurisdictions vary in their content and effect with respect to similar subject matter, and that the Parties desire uniformity and predictability in interpretation and enforcement of this Agreement, the Parties have agreed to the following provisions regarding applicable law to govern this Agreement: All matters affecting the interpretation, form, validity, and performance of this Agreement shall be decided under the laws of the State of Minnesota (without regard to principles of conflicts of laws), including its procedural laws; provided, however, that (a) nothing in Minnesota state procedural law shall be deemed to alter or affect the applicability of the Federal Arbitration Act as governing arbitration of disputes as provided in this Agreement, and (b) no Minnesota state arbitration laws or arbitration rules shall be applicable.

Section 5.04.  Force Majeure. No party (including any of its Affiliates) shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in any party’s performance hereunder if such default or delay is caused by events beyond such party’s reasonable control including, but not limited to, acts of God, action of any government or agency thereof, war or insurrection, civil commotion, destruction of facilities or materials by earthquake, fire, flood or storm, labor disturbances, epidemic, or failure of public utilities or common carriers. The party (or Affiliates) so affected shall give prompt notice to the other Parties of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible. All Parties (or Affiliates) agree to endeavor to resume their performance hereunder if such performance is delayed or interrupted by reason of force majeure.

Section 5.05.  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original.

Section 5.06.  Captions. The captions in this Agreement are intended solely as a matter of convenience and are for reference only, and shall be given no effect in the construction or interpretation of this Agreement.

Section 5.07.  Severability of Provisions. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding.

Section 5.08.  No Agency. At no time shall any party or its Affiliate hold itself out to be the agent, employee, lessee, sublessee, partner, or joint venture partner of the other party or its Affiliates. No party or its Affiliates shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or its Affiliates or to bind the other party or its Affiliates with regard to any other contract, agreement, or undertaking with a third party.

Section 5.09.  Further Assurances. At such time and from time to time on and after the Effective Date upon request by a party, the other party will execute and deliver or will cause to be executed and delivered, all such further acts, acknowledgments, and assurances that may be reasonably required for carrying out the purposes of this Agreement.

Section 5.10.  Construction Against Waiver. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision, or condition of this Agreement; nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision.

Section 5.11.  Protective Orders. The court-entered confidentiality agreements and protective orders shall remain in full force and effect after dismissal of the Delaware case, and the Parties shall remain bound by their terms.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and duly attested by their corporate officers authorized for this purpose.

GUIDANT CORPORATION,

CARDIAC PACEMAKERS, INC., AND

GUIDANT SALES CORPORATION

By:

/s/ William F. McConnell, Jr.

ATTEST:

By:	/s/ Richard R. Clapp

ST. JUDE MEDICAL, INC., PACESETTER, INC.,

AND ST. JUDE MEDICAL S.C., INC.

By:

/s/ Pamela S. Krop

ATTEST:

By:

Exhibit E

Form of Stipulated Dismissal of Delaware Case

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

GUIDANT CORPORATION, CARDIAC PACEMAKERS, INC., GUIDANT SALES CORPORATION, and MIROWSKI FAMILY VENTURES, L.L.C, Plaintiffs,
v.	C. A. No. 04-67 (SLR)
ST. JUDE MEDICAL, INC., PACESETTER, INC., and ST. JUDE MEDICAL, S.C., INC., Defendants.

STIPULATION OF DISMISSAL UNDER FRCP 41(a)(1)(ii) & 41(c)

The Mirowski plaintiff and the defendants, having entered into a confidential settlement of their dispute, it is now stipulated and agreed by and among the parties to this action, represented by their attorneys, as follows:

1.	The Second Amended Complaint is hereby dismissed with prejudice to all plaintiffs.

2.	The counterclaims of the Answer to the Second Amended Complaint are hereby dismissed with prejudice to the defendants.

3.	Any and all pending motions or requests for relief by any of the parties are hereby withdrawn.

4.	Each party is to bear its own costs and attorneys’ fees.

     So agreed and stipulated.

DATED: June ___, 2007

Frederick L. Cottrell, III (No. 2555), cottrell@rlf.com Anne Shea Gaza (No. 4093), gaza@rlf.com RICHARDS, LAYTON & FINGER One Rodney Square P.O. Box 551 Wilmington, Delaware 19899 (302) 651-7700

Jack B. Blumenfeld (No. 1014), jblumenfeld@mnat.com

Leslie A. Polizoti (No. 4299), lpolizoti@mnat.com

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 N. Market Street

Wilmington, Delaware 19899

(302) 658-9200

Attorneys for Plaintiffs	Attorneys for Plaintiffs

Of Counsel:	Of Counsel:

J. Michael Jakes, mike.jakes@finnegan.com Kathleen A. Daley, kathleen.daley@finnegan.com FINNEGAN HENDERSON FARABOW GARRETT & DUNNER, L.L.P. 901 New York Avenue, N.W. Washington, D.C. 20001-4413	Denis R. Salmon, dsalmon@gibsondunn.com H. Mark Lyon, mlyon@gibsondunn.com Frederick S. Chung, fchung@gibsondunn.com GIBSON, DUNN & CRUTCHER LLP 1881 Page Mill Road Palo Alto, CA 94304

Counsel for Plaintiffs Guidant Corporation, Cardiac Pacemakers, Inc., and Guidant Sales Corproration

Arthur I. Neustadt, aneustadt@oblon.com OBLON, SPIVAK, MCCLELLAND, MAIER & NEUSTADT, P.C. 1940 Duke Street Alexandria, VA 22314	Morgan Chu, mchu@irell.com Scott Baskin, sbaskin@irell.com Gary N. Frischling, gfrischling@irell.com IRELL & MANELLA LLP 1800 Avenue of the Stars, Suite 900 Los Angeles, CA 90067
Counsel for Plaintiff Mirowski Family Ventures, L.L.C.

So ordered :

U.S. District Judge	Date

Exhibit F

Form of Confidential Stipulation for Filing in Delaware Case

**

EXHIBIT G

ADR Procedure Pursuant to Section 9.01

1.     Upon the expiration of the 60-day period for good faith negotiations pursuant to Section 9.01(b), any party may initiate arbitration with the American Arbitration Association (“AAA”) by filing a Notice of Arbitration pursuant to the then-existing AAA rules for commercial arbitration. Should any provision of the applicable AAA rules conflict in any way with any provision of this Agreement, this Agreement shall govern.

2.     Within twenty (20) days after filing the Notice of Arbitration, the parties shall appoint a single, neutral arbitrator. The arbitrator shall have substantial experience in commercial licensing, preferably in the medical devices industry. If the parties are unable to agree on the arbitrator within the time specified above, AAA will select a so-qualified arbitrator within three (3) business days thereafter.

3.     The parties shall be entitled to discovery as ordered by the arbitrator; however, it is the intention of the parties that any such discovery be limited in scope in order to reduce the cost and burden to the parties. The arbitrator shall take this intention into account when ordering discovery so that any discovery so ordered is narrowly-tailored to lead to relevant information while minimizing the burden and cost of such discovery on the parties.

4.     The arbitrator will be empowered to award specific performance of the Agreement, as well as compensatory damages, costs, and attorneys’ fees to the prevailing party, as the arbitrator deems appropriate. No punitive damages of any kind shall be awarded.

5.     The arbitration shall be conducted in such a way that the arbitrator issues a decision and award no later than six (6) months after commencement of the arbitration.

EXHIBIT H

(Excluded) Exhibit B Patent Rights

**